Exhibit 10.1

CREDIT AGREEMENT

by and among

RENIN CANADA CORP.

and

RENIN US LLC

as Borrowers,

and

RENIN UK CORP.

and

RENIN HOLDINGS LLC

as Guarantors

and

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,

as Lender

Dated as of June 11, 2014

(1)

	4.2 Conditions Precedent to all Extensions of Credit	18
	4.3 Conditions Subsequent	18
5.	REPRESENTATIONS AND WARRRANTIES	19
6.	AFFIRMATIVE COVENANTS	19
	6.1 Financial Statements, Reports, Certificates	19
	6.2 Collateral Reporting	19
	6.3 Existence	20
	6.4 Maintenance of Properties	20
	6.5 Taxes	20
	6.6 Insurance	20
	6.7 Inspections, Exams, Collateral Exams and Appraisals	21
	6.8 Account Verification	21
	6.9 Compliance with Laws	22
	6.10 Environmental	22
	6.11 Disclosure Updates	22
	6.12 Collateral Covenants	23
	6.13 Material Contracts	28
	6.14 Location of Inventory, Equipment and Books	29
	6.15 Applications under the CCAA and BIA	29
	6.16 Operation of Pension Plans	29
	6.17 Minimum Availability	30
	6.18 Further Assurances	30
7.	NEGATIVE COVENANTS	31
	7.1 Indebtedness	31
	7.2 Liens	31

(2)

	7.3 Restrictions on Fundamental Changes	31
	7.4 Disposal of Assets	32
	7.5 Change Name	32
	7.6 Nature of Business	32
	7.7 Prepayments and Amendments	32
	7.8 Change of Control	33
	7.9 Restricted Junior Payments	33
	7.10 Accounting Methods	34
	7.11 Investments; Controlled Investments	34
	7.12 Transactions with Affiliates	35
	7.13 Use of Proceeds	35
	7.14 Limitation on Issuance of Stock	36
	7.15 Consignments	36
	7.16 Inventory and Equipment with Bailees	36
	7.17 Parent as Holding Company	36
	7.18 Other Payments and Distributions	36
	7.19 Defined Benefit Plans	36
8.	FINANCIAL COVENANTS	36
9.	EVENTS OF DEFAULT	38
10.	RIGHTS AND REMEDIES	41
	10.1 Rights and Remedies	41
	10.2 Additional Rights and Remedies	42
	10.3 Lender Appointed Attorney in Fact	44
	10.4 Remedies Cumulative	45
	10.5 Crediting of Payments and Proceeds	45

(3)

	10.6 Marshaling	45
	10.7 License	45
	10.8 Disposition of Pledged Interests by Lender	46
	10.9 Voting and Other Rights in Respect of Pledged Interests	46
11.	WAIVERS; INDEMNIFICATION	47
	11.1 Demand; Protest; etc.	47
	11.2 Lender’s Liability for Collateral	47
	11.3 Indemnification	47
	11.4 Currency Indemnity	48
12.	NOTICES	48
13.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER	50
14.	ASSIGNMENTS; SUCCESSORS	51
15.	AMENDMENTS; WAIVERS	51
16.	TAXES	52
17.	GENERAL PROVISIONS	52
	17.1 Effectiveness	52
	17.2 Section Headings	52
	17.3 Interpretation	52
	17.4 Severability of Provisions	53
	17.5 Debtor-Creditor Relationship	53
	17.6 Counterparts; Electronic Execution	53
	17.7 Revival and Reinstatement of Obligations	53
	17.8 Confidentiality	53
	17.9 Lender Expenses	55
	17.10 Setoff	55

(4)

17.11 Survival	55
17.12 Patriot Act and Canadian AML Laws	55
17.13 Integration	56
17.14 Language	56
17.15 Bank Product Providers	56
17.16 Excluded Swap Obligations	56

EXHIBITS AND SCHEDULES

SCHEDULE 1.1 TO CREDIT AGREEMENT  DEFINITIONS

SCHEDULE 2.12 TO CREDIT AGREEMENT  FEES

SCHEDULE 6.1 TO CREDIT AGREEMENT  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES

SCHEDULE 6.2 TO CREDIT AGREEMENT  COLLATERAL REPORTING

EXHIBIT A TO CREDIT AGREEMENT  FORM OF COMPLIANCE CERTIFICATE

EXHIBIT B TO CREDIT AGREEMENT  CONDITIONS PRECEDENT

EXHIBIT C TO CREDIT AGREEMENT  CONDITIONS SUBSEQUENT

EXHIBIT D TO CREDIT AGREEMENT  REPRESENTATIONS AND WARRANTIES

EXHIBIT E TO CREDIT AGREEMENT  INFORMATION CERTIFICATE OF RENIN CANADA CORP., RENIN UK CORP., RENIN US LLC AND RENIN HOLDINGS LLC

SCHEDULE 5.1(B) TO INFORMATION CERTIFICATE  CAPITALIZATION OF LOAN PARTIES AND SUBSIDIARIES

SCHEDULE 5.1(C) TO INFORMATION CERTIFICATE  SUBSIDIARIES; AFFILIATES; INVESTMENTS

SCHEDULE 5.3 TO INFORMATION CERTIFICATE  GOVERNMENTAL AND OTHER CONSENTS

SCHEDULE 5.5(A) TO INFORMATION CERTIFICATE  EXACT LEGAL NAME

SCHEDULE 5.6(A) TO INFORMATION CERTIFICATE  JURISDICTION OF ORGANIZATION/ASSET LOCATIONS

SCHEDULE 5.6(B) TO INFORMATION CERTIFICATE  LOCATIONS

SCHEDULE 5.6(C) TO INFORMATION CERTIFICATE  TAX IDENTIFICATION NUMBER ORGANIZATIONAL IDENTIFICATION NUMBER

SCHEDULE 5.6[(D)] TO INFORMATION CERTIFICATE  COMMERCIAL TORT CLAIMS

SCHEDULE 5.7(A) TO INFORMATION CERTIFICATE  JUDGMENTS/ PENDING LITIGATION

SCHEDULE 5.7(B) TO INFORMATION CERTIFICATE  PENSION PLANS

SCHEDULE 5.12 TO INFORMATION CERTIFICATE  ENVIRONMENTAL COMPLIANCE

SCHEDULE 5.15 TO INFORMATION CERTIFICATE  DEPOSIT ACCOUNTS; INVESTMENT ACCOUNTS

SCHEDULE 5.17 TO INFORMATION CERTIFICATE  MATERIAL CONTRACTS

SCHEDULE 5.19 TO INFORMATION CERTIFICATE  EXISTING INDEBTEDNESS

(5)

SCHEDULE 5.26(A) TO INFORMATION CERTIFICATE  OWNED REAL ESTATE

SCHEDULE 5.26(B) TO INFORMATION CERTIFICATE  INTELLECTUAL PROPERTY

SCHEDULE 5.26(C) TO INFORMATION CERTIFICATE  MOTOR VEHICLES (RENIN CANADA CORP.)

SCHEDULE 5.29 TO INFORMATION CERTIFICATE  LOCATIONS OF INVENTORY AND EQUIPMENT

SCHEDULE 7.15 TO INFORMATION CERTIFICATE  CONSIGNMENT, BILL AND HOLD, SALE OR RETURN, SALE ON  APPROVAL OR CONDITIONAL SALE ARRANGEMENTS

SCHEDULE 7.16 TO INFORMATION CERTIFICATE  INVENTORY WITH BAILEE, WAREHOUSEMAN, PROCESSOR, ETC

SCHEDULE A-1 TO CREDIT AGREEMENT  LENDER’S ACCOUNT

SCHEDULE A-2 TO CREDIT AGREEMENT  AUTHORIZED PERSON

SCHEDULE D-1 TO CREDIT AGREEMENT  DESIGNATED ACCOUNT

SCHEDULE P-1 TO CREDIT AGREEMENT  PERMITTED INVESTMENTS

SCHEDULE P-2 TO CREDIT AGREEMENT  PERMITTED LIENS

(6)

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of  June 11,  2014, by and among WELLS FARGO CAPITAL FINANCE CORPORATION CANADA (“Lender”), RENIN CANADA CORP., a British Columbia corporation (“Renin Canada”, and together with any Person that may hereafter become a “Canadian Borrower”, each individually a “Canadian Borrower”, and collectively the “Canadian Borrowers”) and RENIN US LLC, a Florida limited liability company (“Renin US”, and together with any Person that may hereafter become a “US Borrower”, and collectively the “US Borrowers”, together with the Canadian Borrowers, are referred to individually as a “Borrower”, and collectively as the “Borrowers”) and RENIN UK CORP., a British Columbia corporation (“Renin UK”, and together with Canadian Borrower and any Person that may hereafter become a “Canadian Guarantor”, each individually a “Canadian Guarantor”, and collectively the “Canadian Guarantors”) and RENIN HOLDINGS LLC, a Florida limited liability company (“Renin Holdings”, and together with US Borrower and any Person that may hereafter become a “US Guarantor”, and collectively the “US Guarantors”, together with the Canadian Guarantors, are referred to individually as a “Guarantor”, and collectively as the “Guarantors”).

WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers;

WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

WHEREAS, Guarantors have, among other things, agreed to guarantee the Obligations; and

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Construction
1.1	Definitions, Accounting Terms and Construction

Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1. Additionally, matters of (i) interpretation of accounting terms and (ii) construction are set forth in Schedule 1.1.

2. Loans and Terms of Payment
2.1	Revolving Loan Advances
(a)

Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make revolving loans (“Advances”) to Borrowers by way of Canadian Prime Rate Loans,  and Daily Three Month LIBOR Loans in an amount at any one time outstanding not to exceed the lesser of:

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(i)	the Maximum Revolver Amount less the Letter of Credit Usage at such time, and
(ii)	the Borrowing Base at such time less the Letter of Credit Usage at such time.
(b)

Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued and unpaid thereon, shall be due and payable on the Termination Date. Lender has no obligation to make an Advance at any time following the occurrence of a Default or an Event of Default.

(c)

If at any time the Maximum Revolver Amount is less than the amount of the Borrowing Base, the amount of Advances available under Section 2.1(a) above shall be reduced by any Reserves established by Lender with respect to amounts that may be payable by any Borrower to third parties.

2.2	Term Loan

Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to make a term loan (collectively, the “Term Loan”) to Borrowers by way of Canadian Prime Rate Loans and Daily Three Month LIBOR Loans in an amount equal to the Term Loan Amount. The principal of the Term Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
October 1st, 2014	$75,000
Thereafter, on the first day of each fiscal quarter	$75,000

The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the Termination Date. Any principal amount of the Term Loan that is repaid or prepaid may not be re-borrowed.

2.3	Borrowing Procedures
(a)

Procedure for Borrowing.  Each Borrowing shall be made by a written request by an Authorized Person delivered to Lender. Such written request must be received by Lender no later than 11:00 a.m. (Eastern time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, (ii) the requested Funding Date, which shall be a Business Day, (iii) if such Borrowing will be by way of Canadian Prime Rate Loan,  or Daily Three Month LIBOR Loan.

At Lender’s election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time. Lender is authorized to make the Advances, and to issue the Letters

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of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person.

(b)

Making of Loans. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Lender shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such amount to the Designated Account; provided, however, that, Lender shall not have the obligation to make any Advance or Term Loan if (i) 1 or more of the applicable conditions precedent set forth in Section 4 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived by Lender, or (ii) the requested Borrowing would exceed the Availability on such Funding Date.

(c)

Protective Advances. Lender may make an Advance for any reason at any time in its Permitted Discretion, without Borrowers’ compliance with any of the conditions of this Agreement, and (i) disburse the proceeds directly to third Persons in order to protect Lender’s interest in the Collateral or to perform any obligation of Borrowers under this Agreement or otherwise to enhance the likelihood of repayment of the Obligations, or (ii) apply the proceeds to outstanding Obligations then due and payable (such Advance, a “Protective Advance”).

2.4	Payments; Prepayments
(a)	Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made as directed by Lender or to Lender’s Account.
(b)

Payments by Account Debtors. Borrowers shall instruct all account debtors to make payments either directly to the Controlled Account, or instruct them to deliver such payments to Lender by wire transfer, Automated Clearing House (ACH), or other means as Lender may direct for deposit into Lender’s Account or for direct application to reduce the outstanding Advances. If any Borrower receives a payment of the Proceeds of Collateral directly, such Borrower will promptly deposit the payment or Proceeds into the Controlled Account. Until so deposited, such Borrower will hold all such payments and Proceeds in trust for Lender without commingling with other funds or property.

(c)

Crediting Payments. For purposes of calculating Availability and the accrual of interest on outstanding Obligations, unless otherwise agreed between Borrowers and Lender, each payment shall be applied to the Obligations as of the first Business Day following the Business Day of deposit to the Controlled Account of immediately available funds or other receipt of immediately available funds by Lender provided such payment is received in accordance with Lender’s usual and customary practices as in effect from time to time. Any payment received by Lender that is not a transfer of immediately available funds shall be considered provisional until the item or items representing such payment have been finally paid under applicable law. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such

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payment, and that portion of Borrowers’ outstanding Obligations corresponding to the amount of such dishonored payment item shall be deemed to bear interest as if the dishonored payment item had never been received by Lender. Each reduction in outstanding Advances resulting from the application of such payment to the outstanding Advances shall be accompanied by an equal reduction in the amount of outstanding Accounts.

(d)

Application of Payments. All Collections and all Proceeds of Collateral received by Lender, shall be applied, so long as no Event of Default has occurred and is continuing, to reduce the outstanding Obligations in such manner as Lender shall determine in its discretion. After payment in full in cash of all Obligations, any remaining balance shall be transferred to the Designated Account or otherwise to such other Person entitled thereto under applicable law. Amounts collected by Lender from a Loan Party in relation to or for the account of Bank Product Obligations shall be remitted to the applicable Bank Product Provider.

(e)

Optional Prepayments of Term Loan. Borrowers may, upon at least three (3) Business Days prior written notice to Lender, prepay the principal of the Term Loan, in whole or in part. Each prepayment of principal made pursuant to this Section 2.4(e) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid and the prepayment fee described in Section 2.12 and Schedule 2.12, if any. So long as no Default or Event of Default shall have occurred, each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity  (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(f)

Mandatory Prepayments - Revolver. If, at any time, (i) the Revolver Usage exceeds (A) the Borrowing Base or (B) the Maximum Revolver Amount, less Reserves (in accordance with Section 2.1(c) at such time or (ii) (A) the sum of the outstanding principal balance of the Term Loan on such date plus the Revolver Usage on such date exceeds (B) the Maximum Credit, less Reserves (in accordance with Section 2.1(c)) at such time (such excess amount described in clauses (i) and (ii) being referred to as the “Overadvance Amount”), then Borrowers shall immediately upon demand,  prepay the Obligations in an aggregate amount equal to the Overadvance Amount. If payment in full of the outstanding revolving loans is insufficient to eliminate the Overadvance Amount and Letter of Credit Usage continues to exceed the Borrowing Base, Borrowers shall maintain Letter of Credit Collateralization of the outstanding Letter of Credit Usage. Lender shall not be obligated to provide any Advances during any period that an Overadvance Amount is outstanding.

(g)

Mandatory Prepayments - Term Loan.  If Lender obtains an appraisal of the Equipment at any time as permitted under this Agreement, and such appraisal shows the aggregate unpaid principal amount of the Term Loan to exceed 100% of the Net Forced Liquidation Value of Eligible Equipment, then Lender may (i) require Borrowers to immediately prepay the unpaid principal of the Term Loan in the amount of such excess. If any Eligible Equipment is disposed of pursuant to

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paragraph (a) of the definition of Permitted Dispositions, then the proceeds of such disposition (net of reasonable, documented expenses) shall be paid to Lender to repay the unpaid principal amount of the Term Loan.

2.5	[Intentionally Deleted]
2.6	Interest Rates: Rates, Payments, and Calculations
(a)

Interest Rates. Except as provided in Section 2.6(b), the principal amount of all Obligations (except for undrawn Letters of Credit and Bank Products) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the applicable Interest Rate plus the applicable Interest Rate Margin.

(b)	Default Rate. Upon the occurrence and during the continuation of an Event of Default and at any time following the Termination Date, at the discretion of the Lender:
(i)

the principal amount of all Obligations (except for undrawn Letters of Credit and Bank Products) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable thereunder, and

(ii)	the Letter of Credit fee provided for in Section 2.12 shall be increased by three (3) percentage points above the per annum rate otherwise applicable hereunder.

For the avoidance of doubt, Lender may assess the Default Rate commencing on the date of the occurrence of an Event of Default irrespective of the date of reporting or declaration of such Event of Default.

(c)

Payment. Except to the extent provided to the contrary in Section 2.12, all interest, all Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Expenses shall be due and payable, in arrears, on the first day of each month. Each Borrower hereby authorizes Lender, from time to time without prior notice to Borrowers, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs and expenses payable hereunder or under any of the other Loan Documents (in each case, as and when accrued or incurred), all Lender Expenses (as and when accrued or incurred), and all fees and costs provided for in Section 2.12 (as and when accrued or incurred), and all other payment obligations as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to any Bank Product Provider in respect of Bank Products that Borrowers have not otherwise made payment of or provided for) to the Loan Account, which amounts shall thereupon constitute Advances hereunder and, shall accrue interest at the rate then applicable to Advances. Any interest,

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fees, costs, expenses, Lender Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement that are charged to the Loan Account shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances.

(d)	Computation
(i)

All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year with respect to Daily Three Month LIBOR Loans and a 365 day year (or a 366 day year in a leap year) with respect to Canadian Prime Rate Loans, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Interest Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Interest Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Interest Rate.

(ii)

For greater certainty, whenever any amount is payable under this Agreement or any other Loan Document by Borrowers as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the “deemed reinvestment principle” or the “effective yield method”. As an example, when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum.

(e)

Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement or any other Loan Document, plus any other amounts paid in connection herewith and therewith, exceed the highest rate permissible under any law (including the Criminal Code (Canada)) that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement and the other Loan Documents, intend legally to agree upon the rate or rates of interest and other amounts paid in connection therewith and manner of payment stated herein and therein; provided, however, that, anything contained herein and therein to the contrary notwithstanding, if said rate or rates of interest or other amounts paid in connection therewith or manner of payment exceeds the maximum allowable under applicable law, then, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by applicable law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

(f)

Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 or 365 day year or any

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other period of time) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360, 365 or such other period of time, respectively.

(g)

Certificate of Lender. A certificate of an authorized signing officer of Lender as to each amount and/or each rate of interest or fees payable under the Loan Documents from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

2.7	Designated Account

Borrowers agree to establish and maintain one or more Designated Accounts, each in the name of a single Borrower, for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder and the proceeds of the Term Loan. Unless otherwise agreed by Lender and Borrowers, any Advance or Term Loan requested by Borrowers and made by Lender hereunder shall be made to the applicable Designated Account.

2.8	Maintenance of Loan Account; Statements of Obligations

Lender shall maintain an account on its books in the name of Borrowers (the “Loan Account”) in which will be recorded the Term Loan, all Advances made by Lender to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Lender for Borrowers’ account, and all other payment Obligations hereunder or under the other Loan Documents and to the extent payment is charged to the Loan Account, for payments under Bank Product Agreements, including accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.4, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers’ account. All monthly statements delivered by Lender to Borrowers regarding the Loan Account, including with respect to principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, shall be subject to subsequent adjustment by Lender but shall, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Borrowers, Borrowers shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

2.9	Maturity Termination Dates

Lender’s obligations under this Agreement shall continue in full force and effect for a term ending on the earliest of (i) June 11, 2019 (the “Maturity Date”), (ii) the date Borrowers terminate the Revolving Credit Facility, or (iii) the date the Revolving Credit Facility terminates pursuant to Sections 10.1 and 10.2 following an Event of Default (the earliest of these dates, the “Termination Date”). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default. Each Borrower jointly and severally promises to pay the Obligations (including principal, interest, fees, costs, and expenses, including Lender Expenses) in full on the Termination Date (other than the Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement).

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2.10	Effect of Maturity

On the Termination Date, all obligations of Lender to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations which shall be terminated in accordance with the applicable Hedge Agreement) shall immediately become due and payable without notice or demand and Borrowers shall immediately repay all of the Obligations in full. No termination of the obligations of Lender (other than cash payment in full of the Obligations and termination of the obligations of Lender to provide additional credit hereunder) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Lender’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full in cash and Lender’s obligations to provide additional credit hereunder shall have been terminated. Provided that there are no suits, actions, proceedings or claims pending or threatened against any Indemnified Person under this Agreement with respect to any Indemnified Liabilities, Lender shall, at Borrowers’ expense, release or terminate any registrations or other agreements that perfect Lender’s Liens in the Collateral, upon Lender’s receipt of each of the following, in form and content satisfactory to Lender: (i) cash payment in full of all Obligations (including Hedge Obligations subject, however, to the next sentence) and completed performance by Borrowers with respect to their other obligations under this Agreement (including Letter of Credit Collateralization with respect to all outstanding Letter of Credit Usage), (ii) evidence that any obligation of Lender to make Advances to any Borrower or provide any further credit to any Borrower has been terminated, (iii) a general release of all claims against Lender and its Affiliates by each Borrower and each Loan Party relating to Lender’s performance and obligations under the Loan Documents, and (iv) an agreement by each Borrower, each Guarantor, and any new lender to any Borrower to indemnify Lender and its Affiliates for any payments received by Lender or its Affiliates that are applied to the Obligations as a final payoff that may subsequently be returned or otherwise not paid for any reason. With respect to any outstanding Hedge Obligations which are not so paid in full, the Bank Product Provider may require Borrowers to cash collateralize the then existing Hedge Obligations in an amount acceptable to Lender prior to releasing or terminating any registrations or other agreements that perfect the Lender’s Liens in the Collateral.

2.11	Termination or Reduction by Borrowers
(a)

Borrowers may terminate the Credit Facility or reduce the Maximum Revolver Amount or prepay the Term Loan at any time prior to the Maturity Date, if they (i) deliver a notice to Lender of their intentions at least 30 days prior to the proposed action, (ii) pay to Lender the applicable termination fee, reduction fee or prepayment fee set forth in Schedule 2.12, and (iii) pay the Obligations (other than the outstanding Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement) in full or down to the reduced Maximum Revolver Amount or to the reduced amount of the Term Loan, as applicable. Any reduction in the Maximum Revolver Amount or Term Loan shall be in multiples of $100,000, with a minimum reduction of at least $500,000. Each such termination, reduction or prepayment shall be irrevocable. Once reduced, the Maximum Revolver Amount may not be increased.    Proceeds of Advances shall not be used by Borrowers to make a prepayment of the Term Loan.

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(b)

The applicable termination fee, reduction fee and prepayment fee set forth in Schedule 2.12 shall be presumed to be the amount of liquidated damages (and deemed not a penalty) sustained by Lender as a result of an early termination, reduction or prepayment, as applicable, and each Borrower agrees that it is reasonable under the circumstances currently existing (including the borrowings that are reasonably expected by Borrowers hereunder and the interest, fees and other charges that are reasonably expected to be received by Lender hereunder). In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 9.4,  9.5 and 9.6 hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral during an Insolvency Proceeding. The early termination fee, reduction fee and prepayment fee, as applicable, provided for in Schedule 2.12 shall be deemed included in the Obligations.

2.12	Fees

Borrowers shall pay to Lender the fees set forth on Schedule 2.12 attached hereto.

2.13	Letters of Credit
(a)

Subject to the terms and conditions of this Agreement, upon the request of a Borrower made in accordance herewith, Lender agrees to issue a requested Letter of Credit for the account of such Borrower. By submitting a request to Lender for the issuance of a Letter of Credit, such Borrower shall be deemed to have requested that Lender issue, or arrange for the issuance of, the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made in writing by an Authorized Person and delivered to Lender via telefacsimile, or other electronic method of transmission reasonably acceptable to Lender and reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Lender, and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Letter of Credit Agreements as Lender may request or require, to the extent that such requests or requirements are consistent with the Letter of Credit Agreements that Lender generally requests for Letters of Credit in similar circumstances. Lender’s records of the content of any such request will be conclusive.

(b)

Lender shall have no obligation to issue (or arrange for), amend, renew or extend a Letter of Credit if, after giving effect to the requested issuance, amendment, renewal, or extension, the Letter of Credit Usage would exceed the lesser of: (i)

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the Borrowing Base at such time less the outstanding amount of Advances at such time, (ii) the Maximum Revolver Amount less the outstanding amount of Advances, less Reserves (in accordance with Section 2.1(c) at such time, or (ii) $1,000,000 or the Equivalent Amount in US Dollars.

(c)

Lender shall have no obligation to issue (or arrange for) a Letter of Credit if (i) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Lender from issuing (or arranging) such Letter of Credit or any law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit or request that Lender refrain from the issuance (or arranging) of letters of credit generally or such Letter of Credit in particular, or (ii) the issuance (or arranging) of such Letter of Credit would violate one or more policies of Lender applicable to letters of credit generally.

(d)

Each Letter of Credit shall be in form and substance reasonably acceptable to Lender, including the requirement that the amounts payable thereunder must be payable in Canadian Dollars or US Dollars, and shall expire on a date no more than 12 months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the Maturity Date. If Lender makes a payment under a Letter of Credit, Borrowers shall pay the Lender an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4 or this Section 2.13) and, initially, shall bear interest at the rate then applicable to Advances. If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Lender shall be automatically converted into an obligation to pay Lender such resulting Advance.

(e)

Each Borrower agrees to indemnify, defend and hold harmless Lender and any issuer of a Letter of Credit (including their respective branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of legal counsel, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of: (i) any Letter of Credit or any pre-advice of its issuance; (ii) any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit; (iii) any action or proceeding arising out of, or in connection with, any

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Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit; (iv) any independent undertakings issued by the beneficiary of any Letter of Credit; (v) any unauthorized instruction or request made to Lender or issuer in connection with any Letter of Credit or requested Letter of Credit or error in computer or electronic transmission; (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated; (vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document; (viii) the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person; (ix) Lender’s or issuer’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or (x) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person; in each case, subject to the proviso immediately below, including that resulting from the Letter of Credit Related Person’s own actions or omissions;  provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.13(e). If and to the extent that the obligations of Borrowers under this Section 2.13(e) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(f)

The liability of Lender or any issuer of a Letter of Credit (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Lender’s or issuer’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Lender or such issuer shall be deemed to have acted with due diligence and reasonable care if Lender or such issuer’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. Borrowers’ aggregate remedies against Lender, any issuer of a Letter of Credit and any other Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate

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amount paid by Borrowers to Lender or such issuer in respect of the honored presentation in connection with such Letter of Credit under Section 2.13(d), plus interest at the rate then applicable to Advances hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Lender, any issuer or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Lender or such issuer to effect a cure.

(g)

Borrowers are responsible for preparing or approving the final text of the Letter of Credit as issued or arranged by Lender, irrespective of any assistance Lender or an issuer of a Letter of Credit may provide such as drafting or recommending text or by Lender’s or such issuer’s use or refusal to use text submitted by Borrowers. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Lender or the issuer of such Letter of Credit, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want such Letter of Credit to be renewed, Borrowers will so notify Lender and such issuer at least 15 calendar days before Lender or such issuer is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.

(h)

Borrowers’ reimbursement and payment obligations under this Section 2.13 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including: (i) any lack of validity, enforceability or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein; (ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit; (iii) Lender or any of its branches or Affiliates being the beneficiary of any Letter of Credit; (iv) Lender or any issuer or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit; (v) the existence of any claim, set-off, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary, any assignee of proceeds, Lender, any issuer of a Letter of Credit or any other Person; (vi) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.13(h), constitute a legal or equitable defense to or discharge of,

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or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Lender, the issuer of such Letter of Credit, the beneficiary or any other Person; or (vii) the fact that any Default or Event of Default shall have occurred and be continuing; provided, however, that subject to Section 2.13(f) above, the foregoing shall not release Lender or any issuer of a Letter of Credit from such liability to Borrowers as may be finally determined in a final, non-appealable judgment against Lender or such issuer of a court of competent jurisdiction against Lender or such issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Lender or an issuer of a Letter of Credit arising under, or in connection with, this Section 2.13 or any Letter of Credit.

(i)

Without limiting any other provision of this Agreement, Lender, any Letter of Credit issuer, and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Lender’s and any Letter of Credit issuer’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Lender or any Letter of Credit issuer for each drawing under each Letter of Credit shall not be impaired by: (i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary; (ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary; (iii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit; (iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Lender’s or an issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit); (v) acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Lender or such issuer in good faith believes to have been given by a Person authorized to give such instruction or request; (vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Borrowers; (vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates; (viii) assertion or waiver of any provision of the ISP or UCP 600 that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place; (ix) payment to any paying or negotiating bank (designated or permitted by the terms

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of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it; (x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Lender or an issuer has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be; (xi) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Lender or an issuer if subsequently Lender or such issuer or any court or other finder of fact determines such presentation should have been honored; (xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or (xiii) honor of a presentation that is subsequently determined by Lender or an issuer to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(j)

Each Borrower acknowledges and agrees that any and all fees, charges, costs, or commissions in effect from time to time imposed by, and any and all expenses incurred by, Lender, an issuer of a Letter of Credit, or by any adviser, confirming institution or entity or other nominated Person relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignment of proceeds, amendments, drawings, renewals or cancellations), shall be non-refundable Lender Expenses for purposes of this Agreement and shall be reimbursable immediately by Borrowers to Lender.

(k)

If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by Lender or any issuer of a Letter of Credit with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto): (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or (ii) there shall be imposed on Lender or an issuer of a Letter of Credit any other condition regarding any Letter of Credit, and the result of the foregoing is to increase, directly or indirectly, the cost to Lender or such issuer of issuing, arranging, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Lender may specify to be necessary to compensate Lender or such issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.13(k) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance

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giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Lender of any amount due pursuant to this Section 2.13(k), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(l)

Unless otherwise expressly agreed by Lender and Borrowers, when a Letter of Credit is issued, (i) the rules of the ISP and UCP 600 shall apply to each standby Letter of Credit, and (ii) the rules of UCP 600 shall apply to each commercial Letter of Credit.

(m)

In the event of a direct conflict between the provisions of this Section 2.13 and any provision contained in any Letter of Credit Agreement, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.13 shall control and govern.

2.14	Illegality; Impracticability; Increased Costs
(i)

Daily Three Month LIBOR may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or banker’s acceptances or other increased costs, in each case, due to changes in applicable law, including any Changes in Law (including any changes in tax laws (except changes of general applicability in corporate income tax laws)) and changes in the reserve requirements imposed by any Governmental Authority, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at such rates. In any such event, Lender shall give Borrowers notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrowers may, by notice to Lender (A) require Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such interest rate and the method for determining the amount of such adjustment, or (B) repay the Loans with respect to which such adjustment is made (together with any amounts due hereunder).

(ii)

In the event that (i) any change in market conditions or any Change in Law makes it unlawful or impractical for Lender to fund or maintain extensions of credit with interest based upon Daily Three Month LIBOR or to continue such funding or maintaining, or to determine or charge interest rates based upon Daily Three Month LIBOR, (ii) Lender determines that by reasons affecting the London Interbank Eurodollar market or bankers’ acceptances market, adequate and reasonable means do not exist for ascertaining Daily Three Month LIBOR, or (iii) Lender determines that the interest rate based on Daily Three Month LIBOR will not adequately and fairly reflect the cost to Lender of maintaining or

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funding Advances or the Term Loan at the interest rate based upon Daily Three Month LIBOR, Lender shall give notice of such changed circumstances to Borrowers and (i) interest on the principal amount of such extensions of credit thereafter shall accrue interest at a rate equal to the US Base Rate plus the applicable Interest Rate Margin or the Canadian Prime Rate plus the applicable Interest Rate Margin, as the case may be, and (ii) Borrowers shall not be entitled to elect Daily Three Month LIBOR until Lender determines that it would no longer be unlawful or impractical to do so or that such increased costs would no longer be applicable.

(iii)

Anything to the contrary contained herein notwithstanding, Lender is not required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at Daily Three Month LIBOR.

2.15	Capital Requirements

If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for lenders, banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, including those changes resulting from the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III, regardless of the date enacted, adopted or issued, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender’s or such holding company’s capital as a consequence of Lender’s loan commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Lender to be material, then Lender may notify Borrowers thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction on return of capital as and when such reduction is determined, payable within 30 days after presentation by Lender of a statement of the amount and setting forth in reasonable detail Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent demonstrable     ). In determining such amount, Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Lender notifies Borrowers of such law, rule, regulation or guideline giving rise to such reductions and of Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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2.16	Extent of each Borrower’s Liability, Contribution
(a)

Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations under this Agreement and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder and under the other Loan Documents constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until cash payment in full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect any of Lender’s Liens or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Borrower; (v) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except cash payment in full of all Obligations.

(b)

Contribution. Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(c)

No Limitation on Liability. Nothing contained in this Section 2.16 shall limit the liability of any Borrower to pay extensions of credit made directly or indirectly to that Borrower (including revolving loans advanced to any other Borrower and

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then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its discretion, to condition an extension of credit hereunder upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such extensions of credit to such Borrower.

3. Intentionally DeleteD
4. Condition
4.1	Conditions Precedent to the Initial Extension of Credit

The obligation of Lender to make the initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth on Exhibit B.

4.2	Conditions Precedent to all Extensions of Credit

The obligation of Lender to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)

the representations and warranties of each Borrower and each other Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date); and

(b)	no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

Any request for an extension of credit shall be deemed to be a representation by each Borrower and each other Loan Party that the statements set forth in this Section 4.2 are correct as of the time of such request and if such extension of credit is a request for an Advance or a Letter of Credit, sufficient Availability exists for such Advance or Letter of Credit pursuant to Section 2.1(a) and Section 2.13.

4.3	Conditions Subsequent

The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Exhibit C (the failure by any Borrower or any other Loan Party to so perform or

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cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an Event of Default).

5. Representations and Warranties

In order to induce Lender to enter into this Agreement, the Parent (on behalf of itself and the other Loan Parties), each Borrower and each other Loan Party makes the representations and warranties to Lender set forth on Exhibit D.   Each of such representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance or other extension of credit made thereafter, as though made on and as of the date of such Advance or other extension of credit (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall continue to be true and correct as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

6. Affirmative Covenants

Each Borrower and each other Loan Party covenants and agrees that, until termination of all of the commitments of Lender hereunder to provide any further extension of credit and payment in full of the Obligations, each Borrower and each other Loan Party shall and shall cause their respective Subsidiaries to comply with each of the following:

6.1	Financial Statements, Reports, Certificates

Deliver to Lender copies of each of the financial statements, reports, and other items set forth on Schedule 6.1 no later than the times specified therein. In addition, Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Borrowers. Each Borrower agrees to maintain a system of accounting that enables such Borrower to produce financial statements in accordance with GAAP. Each Loan Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to the sales of such Loan Party and its Subsidiaries, and (b) maintain its billing systems/practices substantially as in effect as of the Closing Date and shall only make material modifications following prior notice to Lender.

6.2	Collateral Reporting

Provide Lender with each of the reports set forth on Schedule 6.2 at the times specified therein. In addition, each Borrower agrees to use commercially reasonable efforts in cooperation with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

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6.3	Existence

Except as otherwise permitted under Section 7.3 or Section 7.4, at all times maintain and preserve in full force and effect (a) its existence (including being in good standing in its jurisdiction of organization) and (b) all rights and franchises, licenses and permits material to its business; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lender; provided that Borrowers deliver at least ten (10) days prior written notice to Lender of the election of such Loan Party or such Subsidiary not to preserve any such right or franchise, license or permit.

6.4	Maintenance of Properties

Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear and casualty excepted and Permitted Dispositions excepted (and except where the failure to so maintain and preserve such assets could not reasonably be expected to result in a Material Adverse Change), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

6.5	Taxes
(a)

Cause all assessments and taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, (i) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax, and (ii) any such other Lien is at all times subordinate to Lender’s Liens.

(b)

Make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.CA., F.U.T.A., state disability and local, state and federal income taxes, and will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that such Loan Party and its Subsidiaries have made such payments or deposits.

6.6	Insurance

At Borrowers’ expense, maintain insurance with respect to the assets of each Loan Party and each of its Subsidiaries wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in the same or similar businesses.

All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Lender and in such amounts as is carried generally in accordance with sound

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business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Lender. All property insurance policies covering the Collateral are to be made payable to Lender for the benefit of Lender, as its interests may appear, in case of loss, pursuant to a lender loss payable endorsement acceptable to Lender and are to contain such other provisions as Lender may reasonably require to fully protect the Lender’s interest in the Collateral and to any payments to be made under such policies. Such evidence of property and general liability insurance shall be delivered to Lender, with the lender loss payable endorsements (but only in respect of Collateral) and additional insured endorsements (with respect to general liability coverage) in favour of Lender and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Lender of the exercise of any right of cancellation. If Borrowers fail to maintain such insurance, Lender may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Lender prompt notice of any loss exceeding $50,000 covered by their casualty or business interruption insurance. Upon the occurrence of an Event of Default, Lender shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

6.7	Inspections, Exams, Collateral Exams and Appraisals

Permit Lender and each of Lender’s duly authorized representatives to visit any of its properties and inspect any of its assets or books and records, to conduct inspections, exams and appraisals of the Collateral, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Lender may designate so long as no Default or Event of Default exists (but no more than three field exams and three appraisals per calendar year).  Following the occurrence of a Default or Event of Default, neither Lender or its representatives shall be limited in the exercise of the access and inspection rights described in this Section 6.7 and the Loan Parties shall discuss and advise on their affairs, finances and accounts with Lender or its representatives immediately upon request.

6.8	Account Verification
(a)

Subject to 6.8(b) below, permit Lender, in Lender’s name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or otherwise. Further, at the request of Lender, Borrowers shall send requests for verification of Accounts or send notices of assignment of Accounts to account debtors and other obligors.

(b)	With respect to Accounts owing by Home Depot and Lowe’s Borrowers shall:
(i)	provide Lender with or facilitate direct access to the supplier portals of Home Depot and Lowe’s used by Borrowers to access information regarding such Accounts for verification purposes;

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(ii)	permit Lender, during field exams conducted by Lender, to verify the validity, amount or other matter relating to such Accounts by mail, telephone, facsimile transmission or otherwise; and
(iii)	at the request of Lender, send requests for verification of Accounts or send notices of assignment of Accounts to such Account debtors
6.9	Compliance with Laws

Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

6.10	Environmental
(a)

Keep any property either owned or operated by any Borrower or any other Loan Party or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances satisfactory to Lender and in an amount sufficient to satisfy the obligations or liability evidenced by such Environmental Liens;

(b)	Comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests;
(c)

Promptly notify Lender of any release of which any Borrower or any other Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law; and

(d)

Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

6.11	Disclosure Updates
(a)	Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof or after the occurrence thereof, whichever is earlier, notify Lender:
(i)

if any written information, exhibit, or report furnished to Lender contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. Any notification pursuant to the foregoing provision will not cure or

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remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto;

(ii)

of all actions, suits, or proceedings brought by or against any Loan Party or any of its Subsidiaries before any court or Governmental Authority which reasonably could be expected to result in a Material Adverse Change; provided that, in any event, such notification shall not be later than 5 days after service of process with respect thereto on any Loan Party or any of its Subsidiaries;

(iii)

of (A) any disputes or claims by any Borrower’s customers exceeding $25,000 individually or $50,000 in the aggregate during any fiscal year; and (B) Goods returned to or recovered by any Borrower outside of the ordinary course of business, with a fair market value exceeding $5,000,  individually or in the aggregate, $50,000;

(iv)	of any material loss or damage to any Collateral or any substantial adverse change in the Collateral; or
(v)	of a violation of any law, rule or regulation, the non-compliance with which reasonably could be expected to result in a Material Adverse Change.
(b)

Immediately upon obtaining knowledge thereof or after the occurrence thereof, notify Lender of any event or condition which constitutes a Default or an Event of Default and provide a statement of the action that such Borrower proposes to take with respect to such Default or Event of Default.

(c)

Upon request of Lender, each Loan Party shall deliver to Lender any other materials, reports, records or information reasonably requested relating to the operations, business affairs, financial condition of any Loan Party or its Subsidiaries or the Collateral.

6.12	Collateral Covenants
(a)

Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, in each case, having an aggregate value or face amount of $25,000 or more for all such Negotiable Collateral, Investment Related Property, or Chattel Paper, the Loan Parties shall promptly (and in any event within two (2) Business Days after receipt thereof) notify Lender thereof, and if and to the extent that perfection or priority of Lender’s Liens is dependent on or enhanced by possession, the applicable Loan Party, promptly (and in any event within two (2) Business Days) after request by Lender, shall execute such other documents and instruments as shall be requested by Lender or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Lender, together with such undated powers (or other relevant

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document of assignment or transfer acceptable to Lender) endorsed in blank as shall be requested by Lender, and shall do such other acts or things deemed necessary or desirable by Lender to enhance, perfect and protect Lender’s Liens therein.

(b)

Chattel Paper.  If any Loan Party retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of Lender, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Liens of Wells Fargo Capital Finance Corporation Canada, as Lender”.

(c)	Control Agreements.
(i)	Except to the extent otherwise provided by Section 7.11, each Loan Party shall obtain a Control Agreement from each bank (other than Lender) maintaining a Deposit Account for such Loan Party;
(ii)

Except to the extent otherwise provided by Section 7.11, each Loan Party shall obtain a Control Agreement from each issuer of uncertificated securities, securities intermediary or commodities intermediary issuing or holding any financial assets or commodities to or for any Loan Party; and

(iii)

Except to the extent otherwise provided by Section 7.11, each Loan Party shall cause Lender to obtain control and Lender’s Liens to be valid and perfected first priority Liens, with respect to all of such Loan Party’s investment property.

(d)

Letter-of-Credit Rights. If the Loan Parties (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $25,000 or more in the aggregate, then the applicable Loan Party or Loan Parties shall promptly (and in any event within two (2) Business Days after becoming a beneficiary), notify Lender thereof and, promptly (and in any event within two (2) Business Days) after request by Lender, enter into a tri-party agreement with Lender and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Lender and directing all payments thereunder to the Lender’s Account unless otherwise directed by Lender, all in form and substance satisfactory to Lender.

(e)

Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $25,000, if any Account or Chattel Paper of any Loan Party arises out of a contract or contracts with the federal government of the United States, Canada or any State or Province or any department, agency, or instrumentality thereof, Loan Parties shall promptly (and in any event within two (2) Business Days of the creation thereof) notify Lender thereof and, promptly (and in any event within two (2) Business Days) after request by Lender, execute any instruments or take any steps reasonably required by Lender (including executing all instruments and taking all steps required under the Assignment of Claims Act, 31 USC §3727, the Financial Administration Act

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(Canada) and any other similar applicable federal, state, provincial or local law) in order that all moneys due or to become due under such contract or contracts shall be assigned to Lender, for the benefit of Lender and each Bank Product Provider and shall provide written notice thereof under the Assignment of Claims Act, the Financial Administration Act or other applicable law.

(f)	Intellectual Property.
(i)

Upon the request of Lender, in order to facilitate registrations with CIPO (or any foreign equivalent), each Loan Party shall execute and deliver to Lender one or more Intellectual Property Security Agreements to further evidence Lender’s Lien on such Loan Party’s Intellectual Property, and the Intangibles of such Loan Party relating thereto or represented thereby;

(ii)

Each Loan Party shall have the duty, with respect to Intellectual Property that is necessary in the conduct of such Loan Party’s business, to protect and diligently enforce and defend at such Loan Party’s expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter, (D) to take all reasonable and necessary action to preserve and maintain all of such Loan Party’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of non-contestability, and (E) to require all employees, consultants, and contractors of each Loan Party who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment to such Loan Party of Intellectual Property rights created or developed and obligations of confidentiality. No Loan Party shall abandon any Intellectual Property or Intellectual Property License that is reasonably necessary in the conduct of such Loan Party’s business. Each Loan Party shall take the steps described in this Section 6.12(f)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of such Loan Party’s or Subsidiary’s business;

(iii)

Each Loan Party acknowledges and agrees that Lender shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Loan Party. Without limiting the generality of this Section 6.12(f)(iii), each Loan Party acknowledges and agrees that Lender shall not be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual

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Property Licenses against any other Person, but Lender may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of legal counsel and other professionals) shall be for the sole account of Loan Party and shall be chargeable to the Loan Account;

(iv)

Each Loan Party shall promptly file an application with CIPO (or any foreign equivalent) for any Copyright that has not been registered with CIPO (or any foreign equivalent) if such Copyright is reasonably necessary in connection with the conduct of such Loan Party’s business. Any expenses incurred in connection with the foregoing shall be borne by Loan Parties; and

(v)

No Loan Party shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person unless such Loan Party has used commercially reasonable efforts to permit the assignment of or grant of a Lien in such Intellectual Property License (and all rights of such Loan Party thereunder) to Lender (and any transferees of Lender).

(g)	Investment Related Property.
(i)

Upon the occurrence and during the continuance of an Event of Default, following the request of Lender, all sums of money and property paid or distributed in respect of the Investment Related Property that are received by any Loan Party shall be held by such Loan Party in trust for the benefit of Lender segregated from such Loan Party’s other property, and such Loan Party shall deliver it promptly to Lender in the exact form received; and

(ii)

Each Loan Party shall cooperate with Lender in obtaining all necessary approvals and making all necessary registrations under federal, state, provincial, local, or foreign law to effect the perfection of Lender’s Liens on the Investment Related Property or to effect any sale or transfer thereof.

(h)

Real Property; Fixtures. Upon the acquisition by any Loan Party of any fee interest in Real Property, such Loan Party will promptly (and in any event within two (2) Business Days of acquisition) notify Lender of the acquisition of such Real Property and will grant to Lender a first priority Mortgage on each fee interest in Real Property now or hereafter owned by such Loan Party, which Real Property shall not be subject to any other Liens except Permitted Liens, and shall deliver such other documentation and opinions, in form and substance satisfactory to Lender, in connection with the grant of such Mortgage as Lender shall request in its Permitted Discretion, including appraisals, title insurance policies and endorsements, surveys, financing statements, fixture filings, flood insurance, flood insurance certifications and environmental audits and such Loan Party shall pay all recording costs, mortgage registration taxes, intangible taxes and other

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fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. All such appraisals, title insurance policies and endorsements, environmental audits and surveys shall be prepared or issued by parties reasonably acceptable to Lender. To the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

(i)	Controlled Accounts.
(i)

Each Loan Party shall establish and maintain Cash Management Services, including deposit accounts and lockbox services, of a type and on terms reasonably satisfactory to Lender. Each Loan Party shall (A) maintain Cash Management Services of a type and on terms reasonably satisfactory to Lender at one or more of the banks set forth on Schedule 5.15 to the Information Certificate (each a “Controlled Account Bank”), (B) take reasonable steps to ensure that all account debtors of each Loan Party and each of its Subsidiaries forward payment of the amounts owed by them directly to a Controlled Account at such Controlled Account Bank, and (C) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their account debtors to a Loan Party or to a Subsidiary of a Loan Party) into a bank account of such Loan Party (each, a “Controlled Account”) at one of the Controlled Account Banks; and

(ii)

Each Loan Party shall maintain Control Agreements with the applicable Controlled Account Bank, in form and substance reasonably acceptable to Lender. Each such Control Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Lender directing the disposition of the collected funds in such Controlled Account without further consent by the applicable Loan Party, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim or Lien against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, (C) the Controlled Account Bank will forward, by daily standing wire transfer, all amounts in the applicable Controlled Account to the Lender’s Account or such other account as directed by Lender, and (D)  will prohibit any withdrawals from such Controlled Account by Borrowers and require all withdrawals from such Controlled Account to be made only as directed by Lender.

(j)	Pledged Interests.
(i)

If any Loan Party shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within two (2) Business Days of acquiring or obtaining such

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Collateral) deliver to Lender a duly executed Pledged Interests Addendum identifying such Pledged Interests;
(ii)	Each Loan Party shall promptly deliver to Lender a copy of each material notice or other material communication received by it in respect of any Pledged Interests;
(iii)

No Loan Party shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Loan Documents;

(iv)

As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Loan Party hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Loan Party in a securities account.

(k)

Commercial Tort Claims.  If any Loan Party obtains Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $25,000 or more in the aggregate for all Commercial Tort Claims, then such Loan Party shall promptly (and in any event within two (2) Business Days after obtaining such Commercial Tort Claim), notify Lender upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within two (2) Business Days) after request by Lender, amend the Information Certificate to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Lender, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Lender to give Lender a first priority, perfected security interest in any such Commercial Tort Claim, which Commercial Tort Claim shall not be subject to any other Liens.

6.13	Material Contracts

Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 6.1, provide Lender with copies of (i) each Material Contract entered into since the delivery of the previous Compliance Certificate, (ii) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate, and (iii) shall use commercially reasonable best efforts to deliver a “no-offset” letter in form and substance reasonably acceptable to Lender from each customer of a Borrower which is a party to any Material Contract. Borrowers shall maintain all Material Contracts in full force and effect and shall not default in the payment or performance of any obligations thereunder.

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6.14	Location of Inventory, Equipment and Books

Keep the Inventory and Equipment (other than vehicles and Equipment out for repair) and Books of each Loan Party and each of its Subsidiaries only at the locations identified on Schedule 5.29 to the Information Certificate and keep the chief executive office of each Loan Party and each of its Subsidiaries only at the locations identified on Schedule 5.6(b) to the Information Certificate; provided, however, that Borrowers may amend Schedule 5.29 to the Information Certificate so long as such amendment occurs by written notice to Lender not less than 10 Business Days prior to the date on which such Inventory, Equipment or Books are moved to such new location, and so long as, at the time of such written notification, the applicable Loan Party or Subsidiary provides Lender a Collateral Access Agreement with respect thereto if such location is not owned by such Loan Party.

6.15	Applications under the CCAA and BIA

Each Borrower and each other Loan Party and its Subsidiaries acknowledges that its business and financial relationships with Lender are unique from its relationship with any other of its creditors. Each Borrower and each other Loan Party and its Subsidiaries agrees that it shall not file any plan of arrangement under the CCAA or proposal under the BIA which provides for, or would permit, directly or indirectly, Lender to be classified with any other creditor of Borrowers and each other Loan Party and its Subsidiaries for purposes of such CCAA plan of arrangement, BIA proposal or otherwise.

6.16	Operation of Pension Plans

Each Loan Party shall:

(a)

administer the Pension Plans in accordance with the material requirements of the applicable pension plan texts, funding agreements, the ITA and applicable federal or provincial pension benefits legislation,

(b)

deliver to Lender an undertaking of the funding agent for each of the Pension Plans stating that the funding agent will notify Lender within 5 Business Days of any Loan Party’s failure to make any required contribution to the applicable Pension Plan,

(c)	not accept payment of any amount from any of the Pension Plans without the prior written consent of Lender,
(d)	not terminate, or cause to be terminated, any of the Pension Plans, without the prior written consent of Lender if such Pension Plan would have a material solvency deficiency on termination,
(e)	promptly provide Lender with any documentation relating to any of the Pension Plans as Lender may reasonably request, and
(f)	notify Lender within 30 days of (i) a material increase in the liabilities of any of the Pension Plans, (ii) the establishment of a new pension or benefits plan,

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(iii) commencing payment of contributions to a pension or benefits plan to which any Loan Party had not previously been contributing.
6.17	Minimum Availability

The Loan Parties shall, at all times, maintain the Availability minimums set out in the table below for the time periods corresponding to such minimums:

Time Period	Minimum Availability
First six (6) full calendar months following the Closing Date	$1,000,000
Next six (6) full calendar months following the Closing Date	$500,000 (provided no Default or Event of Default occurred during the first six (6) full calendar months following the Closing Date)
Thereafter

$0 (provided no Default or Event of Default occurred during first twelve (12) full calendar months following the Closing Date and the Loan Parties have delivered their audited financial statements to Lender, which financial statements are satisfactory to Lender)

6.18	Further Assurances
(a)

At any time upon the reasonable request of Lender, execute or deliver to Lender any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Lender may reasonably request and in form and substance reasonably satisfactory to Lender, to create, perfect, and continue perfection or to better perfect Lender’s Liens in all of the assets of each Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if a Borrower or any other Loan Party refuses or fails to execute or deliver any requested Additional Documents, such Borrower and such other Loan Party hereby authorizes Lender to execute any such Additional Documents in the applicable Borrower’s or Loan Party’s name, as applicable, and authorizes Lender to file such executed Additional Documents in any appropriate registration office. In furtherance and not in limitation of the foregoing, each Borrower and Loan Party shall take such actions as Lender may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of each Borrower and each other Loan Party and all of the outstanding capital Stock of each Loan Party (excluding the Parent).

(b)

Each Borrower and each other Loan Party authorizes the registration by Lender of financing statements, financing change statements, amendments or similar registrations, and such Loan Party will execute and deliver to Lender such other

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instruments or notices, as Lender may reasonably request, in order to perfect and preserve Lender’s Liens granted or purported to be granted under the Loan Documents;
(c)

Each Borrower and each other Loan Party authorizes Lender at any time and from time to time to register financing statements, financing change statements or similar registrations, (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or “the universality of all of each Borrower’s and each other Loan Party’s present and future corporeal and incorporeal moveable property” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail or (iii) that contain any information required by applicable law for the sufficiency or filing office acceptance of such financing statement. Each Borrower and each other Loan Party also hereby ratifies any and all financing statements, financing change statements or similar registrations previously registered by Lender in any jurisdiction.

(d)

Each Borrower and each other Loan Party acknowledges that no Loan Party is authorized to file any financing statement, financing change statement, amendment or discharge statement or other similar registration with respect to any financing statement, financing change statement or registration registered in connection with this Agreement or the Loan Documents without the prior written consent of Lender, subject to such Loan Party’s rights under applicable law.

7. Negative Covenants

Each Borrower and each Loan Party covenants and agrees that, until termination of all of the commitments of Lender hereunder to provide any further extensions of credit and payment in full of the Obligations, no Borrower and no other Loan Party will do, nor will any Borrower or any other Loan Party permit any of its Subsidiaries to do any of the following:

7.1	Indebtedness

Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

7.2	Liens

Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

7.3	Restrictions on Fundamental Changes
(a)

Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger between Loan Parties; provided that a Borrower must be the surviving entity of any such merger to which it is a party, and (ii) any merger between Subsidiaries of a Borrower that are not Loan Parties.

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(b)

Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than a Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of a Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favour of Lender) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Borrower that is not liquidating or dissolving.

(c)

Suspend or cease operation of a substantial portion of its or their business, except as permitted pursuant to Sections 7.3(a) or (b) above or in connection with the transactions permitted pursuant to Section 7.4.

(d)	Form any direct or indirect Subsidiary, except for any Permitted Acquisitions.
7.4	Disposal of Assets

Other than Permitted Dispositions or transactions expressly permitted by Sections 7.3 or 7.12, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or any other asset except as expressly permitted by this Agreement; provided that, any disposition of Eligible Equipment for a price that is less than the most recent appraisal of such Eligible Equipment shall require the prior written consent of Lender. Lender shall not be deemed to have consented to any sale or other disposition of any of the Collateral or any other asset except as expressly permitted in this Agreement or the other Loan Documents.

7.5	Change Name

Change the name, organizational identification number, jurisdiction of organization, organizational identity, place of business or chief executive office of any Loan Party or any of its Subsidiaries.

7.6	Nature of Business

Make any change in the nature of its or their business as conducted on the date of this Agreement or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent any Borrower or any other Loan Party or any of its Subsidiaries from engaging in any business that is reasonably related or ancillary to its business.

7.7	Prepayments and Amendments
(a)	Except in connection with Refinancing Indebtedness permitted by Section 7.1:
(i)	optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or any of its Subsidiaries, other than

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(A) the Obligations in accordance with this Agreement or a Bank Product Agreement, and (B) Permitted Intercompany Advances, or
(ii)

make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions.

(b)	Directly or indirectly, amend, modify, or change any of the terms or provisions of:
(i)

any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement or a Bank Product Agreement, (B) Permitted Intercompany Advances, and (C) Indebtedness permitted under clauses (a),  (e) and (f) of the definition of Permitted Indebtedness;

(ii)

any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Lender; or

(iii)

the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Lender.

7.8	Change of Control

Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.9	Restricted Junior Payments

Make any Restricted Junior Payment; provided that the Loan Parties may make dividends on account of Stock of the Loan Parties, subject to the conditions set out below:

I.	Conditions Applicable to the First $2,500,000 (in the Aggregate) of such Dividends
(a)	no Default or Event of Default shall have occurred;
(b)	Lender shall have received copies of the audited, annual financial statements of the Loan Parties for the most recently completed financial year;
(c)

Borrowers shall have had minimum Excess Availability of $2,500,000 for the thirty (30) days prior to the payment of any such dividend and shall have demonstrated to Lender, on a pro forma basis prior to the payment of any such dividend, that: (I) Excess Availability will be $2,500,000 for the thirty (30) days following the payment of such dividend, (II) the Loan Parties will be in compliance with all covenants in this Agreement, assuming such dividend has been made and (III) that no Default or Event of Default shall be caused by the payment of such dividend;

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(d)	that dividends may only be made once per calendar year and not prior to receipt by Lender of the 2014 audited, annual financial statements of the Loan Parties; and
(e)	that the aggregate amount of all dividends made pursuant to Section 7.9I shall not exceed $2,500,000.
II.	Conditions Applicable to any Dividends in Excess of the First $2,500,000 (in the Aggregate)
(a)	no Default or Event of Default shall have occurred;
(b)	Lender shall have received copies of the audited, annual financial statements of the Loan Parties for the most recently completed financial year;
(c)

Borrowers shall have had minimum Excess Availability of $3,000,000 and a Fixed Charge Coverage Ratio of 1.25:1.00 for the thirty (30) days prior to the payment of such dividend and shall have demonstrated to Lender, on a pro forma basis prior to the payment of such dividend, that: (I) Excess Availability will be $3,000,000 and the Fixed Charge Coverage Ratio will be 1.25:1.00 for the thirty (30) days following the payment of such dividend,  (II) the Loan Parties will be in compliance with all covenants in this Agreement, assuming such dividend has been made and (III) that no Default or Event of Default shall be caused by the payment of such dividend; and

(d)	that dividends may only be made once per calendar year.
7.10	Accounting Methods

Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

7.11	Investments; Controlled Investments
(a)	Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.
(b)

Other than (i) an aggregate amount of not more than $25,000 at any one time, in the case of each Borrower, each other Loan Party and its Subsidiaries, and (ii) amounts deposited into Deposit Accounts identified on Schedule 5.15 to the Information Certificate which are specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the employees of any Borrower or any Loan Party or its Subsidiaries, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or securities accounts unless such Borrower and such other Loan Party or its Subsidiaries, as applicable, and the applicable bank (or as permitted solely pursuant to Section 6.12(i) or securities intermediary have entered into Control Agreements with Lender governing such

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Permitted Investments in order to perfect (and further establish) Lender’s Liens in such Permitted Investments. Except as provided in Section 6.12(i) and Section 7.11(b)(i), and (ii), Borrowers and such Loan Parties shall not, and shall not permit their Subsidiaries to, establish or maintain any Deposit Account or securities account with a banking institution other than Lender.

7.12	Transactions with Affiliates

Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower, any other Loan Party or any of their Subsidiaries except for:

(a)

transactions contemplated by the Loan Documents or transactions (other than the payment of management, consulting, monitoring, or advisory fees) with any Affiliates of any Borrower or any Loan Party in the ordinary course of business of such Borrower or Loan Party, consistent with past practices and undertaken in good faith, upon fair and reasonable terms fully disclosed to Lender and no less favorable than would be obtained in a comparable arm’s length transaction with a non-Affiliate;

(b)

so long as it has been approved by a Loan Party’s board of directors (or comparable governing body) in accordance with applicable law, any customary indemnities provided for the benefit of directors (or comparable managers) of such Loan Party;

(c)

so long as it has been approved by a Loan Party’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party and its Subsidiaries in the ordinary course of business and consistent with industry practice;

(d)	transactions permitted by Section 7.3 or any Permitted Intercompany Advance; and
(e)

the payment of management, consulting, monitoring and advisory fees to Equity Sponsors or their Affiliates in an aggregate amount not to exceed $200,000 in any fiscal year of Borrowers, so long as no Event of Default has occurred or would result therefrom.

7.13	Use of Proceeds

Use the proceeds of any loan made hereunder or extension of credit provided hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with Borrowers’ Existing Credit Facility(ies) with the Existing Lender(s), and (ii) to pay fees, costs, and expenses, including Lender Expenses, incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for general corporate and working capital purposes for their lawful and permitted purposes (provided, that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others

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for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System).

7.14	Limitation on Issuance of Stock

Except for the issuance or sale of common stock or Permitted Preferred Stock by a Borrower or other Loan Party, issue or sell or enter into any agreement or arrangement for the issuance and sale of any of their Stock.

7.15	Consignments

Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except as set forth on Schedule 7.15 to the Information Certificate.

7.16	Inventory and Equipment with Bailees

Store the Inventory or Equipment of any Loan Party or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party, except as set forth on Schedule 7.16 to the Information Certificate.

7.17	Parent as Holding Company

Permit Parent to incur any liabilities (other than liabilities arising under the Loan Documents), own or acquire any assets (other than the Stock of Borrowers and Renin UK) or engage itself in any operations or business, except in connection with its ownership of Borrowers and Renin UK and its rights and obligations under the Loan Documents.

7.18	Other Payments and Distributions

Make any declaration or payment of any dividend, payment or distribution other than Permitted Distributions or payments on account of the Obligations.

7.19	Defined Benefit Plans

None of the Loan Parties shall, without the prior written consent of the Lender (i) maintain, administer, establish or contribute to any Defined Benefit Plan, or (ii) acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of any Defined Benefit Plan.

8. Financial Covenants

Each Borrower covenants and agrees that, until termination of all obligations of Lender to provide extensions of credit hereunder and payment in full of the Obligations, Borrowers will comply with each of the following financial covenants:

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For the Period from the Closing Date to November 30, 2014:

(a)	Capital Expenditures. Make Capital Expenditures in an amount less than or equal to, but not greater than the amounts set out below:
May, 2014	June, 2014	July, 2014	August, 2014	September, 2014	October, 2014	November, 2014
$ 75,000	$ 100,000	$ 331,680	$ 415,560	$ 620,760	$ 751,080	$ 1,052,880

(b)	Minimum EBITDA. Achieve EBITDA, measured on a month-end, year-to-date basis, of at least the amounts set out below:
May, 2014	June, 2014	July, 2014	August, 2014	September, 2014	October, 2014	November, 2014
($320,000)	$ 144,000	$ 288,000	$ 688,000	$ 1,172,000	$ 1,398,000	$ 2,048,000

For the Period from December 1, 2014 and thereafter:

(c)

Fixed Charge Coverage Ratio. Borrowers shall maintain a Fixed Charge Coverage Ratio, measured on a trailing twelve-month basis at the end of each month, commencing with the month ended December 31, 2014 of not less than the required ratio set forth in the following table for the applicable period set forth opposite thereto:

Minimum Fixed Charge Coverage Ratio	Applicable Period
1.10:1.00	For each month ended during the period from December 31, 2014 through the Maturity Date

Notwithstanding anything to the contrary contained in this Section 8, in the event of any Event of Default under the covenant set forth in Section 8(b) and (c) and until the expiration of the second (2nd) Business Day after the earlier of (a) the date the relevant financial statements are received by Lender or are available, or (b) the date on which financial statements are required to be delivered with respect to the applicable fiscal month hereunder, Borrowers may (in their sole discretion) engage in an issuance of its Stock to Equity Sponsors for a minimum equity contribution of $500,000 and apply the amount of the Net Cash Proceeds thereof to increase EBITDA with respect to such applicable month; provided that such Net Cash Proceeds (i) are actually received by Borrowers no later than ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such fiscal month hereunder.  The parties hereto acknowledge that the foregoing may not be relied on for purposes of calculating any financial ratio other than that set forth in Section 8(b) and (c) and shall not result in any adjustment to any amounts other than the EBITDA in accordance with the terms of the immediately preceding sentence.  The foregoing equity cure shall be available to Borrowers a maximum of once per calendar year and three times in the aggregate over the life of this Agreement.

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9. Events of Default

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

9.1

If any Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of principal, interest, fees, charges or other amounts due Lender or any Bank Product Provider, reimbursement of Lender Expenses, or other amounts constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding);

9.2	If any Loan Party or any of its Subsidiaries:
(a)

fails to perform or observe any covenant or other agreement contained in any of (i) Sections 4.3,  6.1,  6.2,  6.3 (solely if any Loan Party or any of its Subsidiaries is not in good standing in its jurisdiction of organization, other than by reason only of an administrative error of a Governmental Authority in connection with the filing of an annual return), 6.5(a) (solely with respect to F.I.C.A., F.U.T.A., federal income taxes and any other taxes or assessments the non-payment of which may result in a Lien having priority over Lender’s Liens), 6.5(b),  6.6,  6.7 (solely if any Loan Party or any of its Subsidiaries refuses to allow Lender or its representatives or agents to visit its properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss its affairs, finances, and accounts with its officers and employees), 6.8,  6.11,  6.12;  6.13 or 6.14,  6.15 or 6.16, (ii) Section 7, or (iii) Section 8;

(b)

fails to perform or observe any covenant or other agreement contained in any of Sections 6.3 (other than if a Loan Party is not in good standing in its jurisdiction of organization, other than by reason only of an administrative error of a Governmental Authority in connection with the filing of an annual return), 6.4,  6.5(a) (other than F.I.C.A., F.U.T.A., federal income taxes and any other taxes or assessments the non-payment of which may result in a Lien having priority over Lender’s Liens), 6.7 (other than if any Loan Party or any of its Subsidiaries refuses to allow Lender or its representatives or agents to visit its properties, inspect its assets or books or records, examine and make copies of its books or records or disclose its affairs, finances and accounts with its officers and employees, 6.9,  6.10,  and 6.17 and such failure continues for a period of 15 days after the earlier of:

(i)	the date on which such failure shall first become known to or should have been known by any officer of any Loan Party, or
(ii)	the date on which written notice thereof is given to any Loan Party by Lender; or
(c)

fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is unable to be cured or is the subject of another

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provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to or should have been known by any officer of such Loan Party or (ii) the date on which written notice thereof is given to any Loan Party by Lender;

9.3

If one or more judgments, orders, or awards for the payment of money in an amount in excess of $50,000 in any one case or in excess of $100,000, in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

9.4

If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries, or if any Loan Party or any of its Subsidiaries: (a) becomes insolvent, becomes unable to pay its indebtedness or meet its liabilities as the same become due, admits in writing its inability to pay its indebtedness generally, declares any general moratorium on its indebtedness, proposes a compromise or arrangement between it and any class of its creditors, or commits an act of bankruptcy under the BIA, (b) threatens to take any of actions described in this Section 9.4, (c) takes any action, corporate or otherwise, to approve, effect, consent to, or authorize any of the actions described in this Section 9.4, or (d) otherwise acts in furtherance of, or fails to act in a timely and appropriate manner in defense of, any of the actions described in this Section 9.4;

9.5

If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the commencement of such Insolvency Proceeding against it, (b) the case, action, application, petition, or other proceeding commencing the Insolvency Proceeding is not timely controverted by the Loan Party or its Subsidiaries, or (c) the case, action, application, petition, or other proceeding commencing the Insolvency Proceeding continues undismissed, or unstayed and in effect for a period of 60 calendar days after the commencement thereof; provided, however, that the Lender shall have no obligation to provide any extension of credit to the Loan Party or any of its Subsidiaries during such 60 calendar day period (and such 60 day period shall immediately cease to apply if an order or judgment is granted or entered against any Loan Party or any of its Subsidiaries, or if any Loan Party or any of its Subsidiaries files an answer admitting the material allegations in any such Insolvency Proceedings);

9.6

If any other event occurs which, under the laws of any applicable jurisdiction, has an effect on any Loan Party or any of its Subsidiaries equivalent or with similar effect to any of the events referred to in either Section 9.4, or Section 9.5;

9.7

If any Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of such Loan Party and its Subsidiaries, taken as a whole;

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9.8

If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to the Indebtedness of such Loan Party or such Subsidiary involving an aggregate amount of $50,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or (b) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate amount of $100,000 or more;

9.9

If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

9.10

If the obligation of any Guarantor under its Guaranty or any other Loan Document to which any Guarantor is a party is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement), or if any Guarantor fails to perform any obligation under its Guaranty or under any such Loan Document, or repudiates or revokes or purports to repudiate or revoke any obligation under its Guaranty, or under any such Loan Document, or any individual Guarantor dies or becomes incapacitated, or any other Guarantor ceases to exist for any reason;

9.11

If this Agreement or any other Loan Document that purports to create a Lien shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are permitted purchase money Liens or the interests of lessors under Capital Leases, first priority Lien on the Collateral covered thereby, as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

9.12	If a Material Adverse Change occurs;
9.13

If any event or circumstance shall occur which, in the Permitted Discretion of Lender exercised in good faith, would be reasonably likely to cause Lender to suspect that any Loan Party has engaged in fraudulent activity with respect to the Collateral or other matters;

9.14

Any director, officer or owner of at least 20% of the issued and outstanding ownership interests of a Loan Party is indicted for a felony offense under state, provincial or federal law, or a Loan Party hires an officer or appoints a director who has been convicted of any such felony offense, or a Person becomes an owner of at least 20% of the issued and outstanding ownership interests of a Loan Party who has been convicted of any such felony offense; provided however that, for the avoidance of doubt, the parties agree and acknowledge that the proceedings against Alan Levan by the Securities and Exchange Commission styled as Securities and Exchange Commission v. BankAtlantic Bancorp, Inc. and Alan B. Levan, Case No. 12-60082-CV-SCOLA, United States District Court, Southern District of Florida and any charges, convictions, findings of wrongdoing or penalties assessed pursuant to such proceedings shall not constitute an Event of Default hereunder so long as: (i) Alan B. Levan is not a director or officer of any Loan Party at

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any time during the term of this Agreement; and (ii) the aggregate amount of any and all fines, penalties or like payments imposed pursuant to such proceedings is not greater than $5,000,000.
9.15

If any Loan Party fails to pay any indebtedness or obligation owed to Lender or its Affiliates which is unrelated to the Credit Facility or this Agreement as it becomes due and payable or the occurrence of any default or event of default under any agreement between any Loan Party and Lender or its Affiliates unrelated to the Loan Documents; or

9.16

The validity or enforceability of any Loan Document shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by a Loan Party or any of its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or any of its Subsidiaries shall deny that such Loan Party or such Subsidiary has any liability or obligation purported to be created under any Loan Document.

10. Rights and Remedies
10.1	Rights and Remedies

Upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)

declare the Obligations (other than the Hedge Obligations, which may be accelerated in accordance with the terms of the applicable Hedge Agreement), whether evidenced by this Agreement or by any of the other Loan Documents, immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower and each other Loan Party;

(b)

declare the funding obligations of Lender under this Agreement terminated, whereupon such funding obligations shall immediately be terminated together with any obligation of Lender hereunder to make Advances, extend any other credit hereunder or issue, or arrange the issuance of, Letters of Credit;

(c)

give notice to an account debtor or other Person obligated to pay an Account, an Intangible, Negotiable Collateral, or other amount due, notice that the Account, Intangible, Negotiable Collateral or other amount due has been assigned to Lender for security and must be paid directly to Lender and Lender may collect the Accounts, Intangible and Negotiable Collateral of each Borrower and each other Loan Party directly, and any collection costs and expenses shall constitute part of the Obligations under the Loan Documents;

(d)	in Lender’s name or in each Loan Party’s name, as such Loan Party’s agent and attorney-in-fact, notify Canada Post to change the address for delivery of mail to

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any address designated by Lender, otherwise intercept mail, and receive, open and dispose of such Loan Party’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Loan Party’s account or forwarding such mail to such Loan Party’s last known address;

(e)

without notice to or consent from any Loan Party or any of its Subsidiaries, and without any obligation to pay rent or other compensation, take exclusive possession of all locations where any Loan Party or any of its Subsidiaries conduct its business or has any rights of possession and use the locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, and for any other incidental purposes deemed appropriate by Lender in good faith; and

(f)

exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party or a hypothecary creditor on default under the PPSA, the Civil Code, the Code or any other applicable law.

10.2	Additional Rights and Remedies

Without limiting the generality of the foregoing, each Borrower expressly agrees that upon the occurrence and during the continuation of an Event of Default:

(a)

Lender, without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Borrower, any other Loan Party or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the PPSA, the Civil Code, the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Loan Parties to, and each Borrower and each other Loan Party hereby agrees that it will at its own expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at one or more locations designated by Lender where such Borrower or other Loan Party conducts business, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender’s or Loan Party’s offices or elsewhere, for cash, on credit, and upon such other terms as Lender may deem commercially reasonable. Each Borrower and each other Loan Party agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Borrower or such other Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice.  Such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time, and such sale may be made at the time and place to which it was so adjourned. Each Loan Party agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code.  Each Loan Party agrees that any sale of Collateral to a licensor pursuant to

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the terms of a license agreement between such licensor and such Loan Party is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b)

Lender may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Loan Party or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the PPSA, the Civil Code, the Code or any other applicable law), (i) with respect to any Loan Party’s Deposit Accounts (including Deposit Accounts in which Lender’s Liens are perfected by control under Section 9-104 of the Code), instruct the bank maintaining such Deposit Account for the applicable Loan Party to pay the balance of such Deposit Account to or for the benefit of Lender, and (ii) with respect to any Loan Party’s securities accounts (including securities accounts in which Lender’s Liens are perfected by control under Section 9-106 of the Code), instruct the securities intermediary maintaining such securities account for the applicable Loan Party to (A) transfer any cash in such securities account to or for the benefit of Lender, or (B) liquidate any financial assets in such securities account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Lender;

(c)

any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Obligations in the order set forth in Section 10.5. In the event the proceeds of Collateral are insufficient to satisfy all of the Obligations in full, each Borrower and each other Loan Party shall remain solidarily, jointly and severally liable for any such deficiency; and

(d)

the Obligations arise out of a commercial transaction, and that if an Event of Default shall occur Lender shall have the right to an immediate writ of possession without notice of a hearing. Lender shall have the right to the appointment of a receiver for each Loan Party or for the properties and assets of each Loan Party, and each Borrower and each other Loan Party hereby consents to such rights and such appointment and hereby waives any objection such Borrower or such Loan Party may have thereto or the right to have a bond or other security posted by Lender.

Notwithstanding the foregoing or anything to the contrary contained in Section 10.1, upon the occurrence of any Default or Event of Default described in Sections 9.4,  9.5 or 9.6 in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by Lender, all obligations of Lender to provide any further extensions of credit hereunder shall automatically terminate and the Obligations (other than the Hedge Obligations), shall automatically and immediately become due and payable and each Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Borrower.

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10.3	Lender Appointed Attorney in Fact

Each Borrower and each other Loan Party hereby irrevocably appoints Lender its attorney-in-fact, with full authority in the place and stead of such Borrower and such Loan Party and in the name of such Borrower or such Loan Party or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Lender may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)

to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Borrower or such other Loan Party;

(b)	to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;
(c)

to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral of such Borrower or such other Loan Party or otherwise to enforce the rights of Lender with respect to any of the Collateral;

(d)

to repair, alter, or supply Goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Borrower or such other Loan Party in respect of any Account of such Borrower or such other Loan Party;

(e)

to use any Intellectual Property or Intellectual Property Licenses of such Borrower or such other Loan Party including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Borrower or such other Loan Party;

(f)

to take exclusive possession of all locations where each Borrower or other Loan Party conducts its business or has rights of possession, without notice to or consent of any Borrower or any Loan Party and to use such locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, without obligation to pay rent or other compensation for the possession or use of any location;

(g)

Lender shall have the right, but shall not be obligated, to bring suit in its own name or in the applicable Loan Party’s name, to enforce the Intellectual Property and Intellectual Property Licenses and, if Lender shall commence any such suit, the appropriate Borrower or such other Loan Party shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents reasonably required by Lender in aid of such enforcement; and

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(h)

to the extent permitted by law, such Borrower and each other Loan Party hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all commitments of Lender under this Agreement to provide extensions of credit are terminated and all Obligations have been paid in full in cash.

10.4	Remedies Cumulative

The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the PPSA, the Civil Code, the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Default or Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.5	Crediting of Payments and Proceeds

In the event that the Obligations (other than the Hedge Obligations) have been accelerated pursuant to Section 10.1 or Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by Lender upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied to the Obligations in such manner as Lender shall determine in its discretion and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law. For greater certainty, the acceleration of the Obligations under this Agreement shall in no way affect, terminate or accelerate the Hedge Obligations (which are governed by the terms of the applicable Hedge Agreement).

10.6	Marshaling

Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies under this Agreement and under the other Loan Documents and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Borrower and each other Loan Party hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights and remedies under this Agreement or under any other Loan Document or instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws.

10.7	License

Each Borrower and each other Loan Party hereby grants to Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property rights of such Borrower and such Loan Party for the purpose of: (a) completing the manufacture of any in-

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process materials following any Event of Default so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by such Borrower or such other Loan Party for its own manufacturing; and (b) selling, leasing or otherwise disposing of any or all Collateral following any Event of Default.

10.8	Disposition of Pledged Interests by Lender

None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various provincial securities laws of Canada and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Loan Party understands that in connection with such disposition, Lender may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to provincial securities laws and sold on the open market.  Each Loan Party, therefore, agrees that:  (a) if Lender shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Lender shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Lender has handled the disposition in a commercially reasonable manner.

10.9	Voting and Other Rights in Respect of Pledged Interests

Upon the occurrence and during the continuation of an Event of Default, (i) Lender may, at its option, and with two (2) Business Days prior notice to such Borrower or such other Loan Party, and in addition to all rights and remedies available to Lender under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by any Borrower or any other Loan Party, but under no circumstances is Lender obligated by the terms of this Agreement to exercise such rights, and (ii) if Lender duly exercises its right to vote any of such Pledged Interests, each Borrower and each other Loan Party hereby appoints Lender, such Borrower’s and such Loan Party’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Lender deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.  For so long as such Borrower or such other Loan Party shall have the right to vote the Pledged Interests owned by it, such Borrower and such other Loan Party covenants and agrees that it will not, without the prior written consent of Lender, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Lender or the value of the Pledged Interests.

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11. Waivers; Indemnification
11.1	Demand; Protest; etc.

Each Borrower and each other Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which such Borrower or such other Loan Party may in any way be liable.

11.2	Lender’s Liability for Collateral

Each Borrower and each other Loan Party hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the PPSA, the Code or the Civil Code, as applicable, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by each Borrower and such other Loan Parties.

11.3	Indemnification

Each Borrower and each other Loan Party shall pay, indemnify, defend, and hold the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by applicable law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of legal counsel, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring, forbearance or workout with respect hereto) of this Agreement, any of the other Loan Documents, any Bank Product Agreement or the transactions contemplated hereby or thereby or the monitoring of compliance by each Borrower and each other Loan Party and each of its Subsidiaries with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, (c) in connection with the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (d) with respect to the failure by any Borrower or any other Loan Party to perform or observe any of the provisions hereof or any other Loan Document, (e) in connection with the exercise or enforcement of any of the rights of Lender hereunder or under any other Loan Document, and (f) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any other Loan Party or any Subsidiary of a Borrower or any other Loan Party or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of such Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing

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to the contrary notwithstanding, no Borrower or any other Loan Party shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, or legal counsel. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which a Borrower or any other Loan Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Borrower or such other Loan Party with respect thereto. Without limitation, the foregoing indemnity shall apply to each Indemnified Person with respect to Indemnified Liabilities which in whole or in part are caused by or arise out of any negligent act or omission of such Indemnified Person or of any other person.

11.4	Currency Indemnity

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or any of the Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Spot Rate prevailing on the Business Day before the day on which judgment is given.  In the event that there is a change in the Spot Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, Borrower will, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which when converted at the Spot Rate prevailing on the date of receipt by Lender is the amount then due under this Agreement or any of the Loan Documents in the Currency Due.  If the amount of the Currency Due which Lender is able to purchase is less than the amount of the Currency Due originally due to it, Borrower shall indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency.  The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement or the Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the Loan Documents or under any judgment or order.

12. Notices

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered, or sent by certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrowers, any other Loan Party or Lender, as the case may be, they shall be sent to the respective address set forth below:

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If to Borrowers or Guarantors:Renin Canada Corp.
110 Walker Drive
Brampton, Ontario
Attn: Aziz Hirji, Chief Financial Officer
Fax No.: 905-791-3813

with courtesy copies to
(which shall not constitute
Notice for purposes of this
Section 12):

Blake Cassels & Graydon
199 Bay Street
Toronto, Ontario
Attn: Chris Burr
Fax No.: 416-863-2653

If to Lender:WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA
40 King Street West, 25th Floor
Toronto, Ontario, M5H 3Y2
Attn: Relationship Manager
Fax No.: 855-241-2146

with courtesy copies to
(which shall not constitute
Notice for purposes of this
Section 12):

Goodmans LLP
333 Bay Street, Suite 3400
Toronto, Ontario, M5H 2S7
Attn: David Wiseman, Partner
Fax No.: 416-979-1234

Any party hereto may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that:

(a)	notices sent by overnight courier service shall be deemed to have been given on the next following Business Day;
(b)

notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and

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(c)

notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

Any notice given by Lender to any Borrower as provided in this Section 12 shall be deemed sufficient notice as to all Loan Parties, regardless of whether each Loan Party is sent a separate copy of such notice or whether each Loan Party is specifically identified in such notice.

13. Choice of Law and Venue; Jury Trial Waiver
(a)

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO AS WELL AS ALL CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE PROVINCE OF ONTARIO;  PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER ASSETS MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER ASSETS MAY BE FOUND. EACH BORROWER, EACH OTHER LOAN PARTY AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b). THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(c)

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, EACH OTHER LOAN PARTY AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS

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CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER, EACH OTHER LOAN PARTY AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)

NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST LENDER, OR ANY AFFILIATE OF LENDER OR ANY DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOUR.

14. Assignments; Successors

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that no Borrower or any other Loan Party may assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower or any other Loan Party from its Obligations. Lender may assign this Agreement and the other Loan Documents in whole or in part and its rights and duties hereunder or grant participations in the Obligations hereunder and thereunder and no consent or approval by any Borrower or any other Loan Party is required in connection with any such assignment or participation.

15. Amendments; Waivers

No amendment or modification of this Agreement or any other Loan Document or any other document or agreement described in or related to this Agreement shall be effective unless it has been agreed to by Lender in a writing that specifically states that it is intended to amend or modify specific Loan Documents, or any other document or agreement described in or related to this Agreement. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender’s rights thereafter to require strict performance by Borrowers or any other Loan Party of any provision of this Agreement. Lender’s rights under this Agreement and the other Loan

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Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. Taxes
(a)

All payments made by any Borrower or any other Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Borrower shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, each Borrower and each other Loan Party agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, or any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or therein; provided, however, that Borrowers or Loan Parties shall not be required to increase any such amounts if the increase in such amount payable results from Lender’s willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Each Borrower and each other Loan Party will furnish to Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Borrower.

(b)

Each Borrower agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or registration of, or otherwise with respect to this Agreement or any other Loan Document.

17. General Provisions
17.1	Effectiveness

This Agreement shall be binding and deemed effective when executed by each Borrower, each other Loan Party and Lender.

17.2	Section Headings

Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3	Interpretation

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according

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to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4	Severability of Provisions

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5	Debtor-Creditor Relationship

The relationship between the Lender, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. Lender shall not have (and shall not be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between Lender, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.6	Counterparts; Electronic Execution

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

17.7	Revival and Reinstatement of Obligations

If the incurrence or payment of the Obligations by any Loan Party or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state, provincial or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and legal counsel fees of Lender related thereto, the liability of such Loan Party automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made and all of Lender’s Liens in the Collateral shall be automatically reinstated without further action.

17.8	Confidentiality
(a)

Lender agrees that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Lender in a

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confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (i) to legal counsel for and other advisors, accountants, auditors, and consultants to Lender and to employees, directors and officers of Lender (the Persons in this clause (i), “Lender Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of Lender, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.8, (iii) as may be required by regulatory authorities, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, provided that (A) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation, and (B) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (A) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process, and (B) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender or Lender Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section 17.8, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents, (x) to equity owners of each Loan Party, and (xi) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)

Anything in this Agreement to the contrary notwithstanding, Lender may use the name, logos, and other insignia of the Loan Parties and the Maximum Credit provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of Lender.

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17.9	Lender Expenses

Each Borrower and each other Loan Party agrees to pay the Lender Expenses on the earlier of (a) the first day of the month following the date on which such Lender Expenses were first incurred, or (b) the date on which demand therefor is made by Lender and each Borrower and each other Loan Party agrees that its obligations contained in this Section 17.9 shall survive payment or satisfaction in full of all other Obligations.

17.10	Setoff

Lender may at any time, in its sole discretion and without demand or notice to anyone, set-off any liability owed to any Borrower or any Guarantor or any other Loan Party by Lender against any of the Obligations, whether or not due.

17.11	Survival

All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any of the Obligations is outstanding and unpaid or any Letter of Credit is outstanding and so long as the obligation of Lender to provide extensions of credit hereunder has not expired or been terminated.

17.12	Patriot Act and Canadian AML Laws

Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act and Canadian AML Laws, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act and Canadian AML Laws. In addition, if Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, Canadian AML Law searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties, and (b) Canadian AML Law searches and OFAC/PEP searches and customary individual background checks of the Loan Parties’ senior management and key principals, and each Borrower and each other Loan Party agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Expenses hereunder and be for the account of Borrowers.    Each of the Loan Parties hereby agrees to take promptly such actions and to promptly provide, upon request, such information, access to information and certifications regarding the Loan Parties that is required to enable the Lender and its successors and assigns to comply with Canadian AML Laws and the Patriot Act and “know your customer” rules and regulations.  In addition, and to the extent they are required at law to do so, each of the Loan Parties agree to promptly comply with its obligations under Canadian AML Laws and the Patriot Act.

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17.13	Integration

This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreements.

17.14	Language

The parties hereto acknowledge that they have requested and are satisfied that the foregoing as well as all notices, actions and legal proceedings be drawn up in the English language./Les parties à cette convention reconnaissent qu’elles ont exigé que ce qui précède ainsi que tous avis, actions et procédures légales soient rédigés et exécutés en anglais et s’en déclarent satisfaites.

17.15	Bank Product Providers

Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Lender is acting. Lender hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Lender as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Lender and the right to share in and receive payments and collections of the Collateral and payments from Lender from amounts charged to the Loan Account or that are otherwise collected from Loan Parties for the account of a Bank Product Provider as more fully set forth herein and in the other Loan Documents. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Lender shall have the right, but shall have no obligation, to establish, maintain, relax, or release Reserves in respect of the Bank Product Obligations and that if Reserves are established there is no obligation on the part of Lender to determine or ensure whether the amount of any such Reserve is appropriate or not. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Bank Product Provider (other than Lender in its capacity as lender hereunder) shall have any voting or approval rights hereunder solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any other Loan Party.

17.16	Excluded Swap Obligations
(a)

Notwithstanding any provision of this Agreement or any other Loan Document, no guaranty by any Guarantor under any Loan Document shall include a guaranty of any Obligation that, as to such Guarantor, is an Excluded Swap Obligation, and

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no Collateral provided by any Guarantor shall secure any Obligation that, as to such Guarantor, is an Excluded Swap Obligation.  In the event that any payment is made pursuant to any Guarantee by, or any amount is realized from Collateral of, any Guarantor as to which any Obligations are Excluded Swap Obligations, such payment or amount shall be applied to pay the Obligations of such Guarantor as otherwise provided herein and in the other Loan Documents without giving effect to such Excluded Swap Obligations, and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

(b)

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to enable each other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations (subject to any limitations on its Guarantees under the Loan Documents).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until its Guarantees under the Loan Documents are released.  Each Qualified ECP Guarantor intends that this Section shall constitute a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

RENIN CANADA CORP.

By:/s/  Kevin Campbell

Name:  Kevin Campbell

Title:CEO

Tax Id. No.:

RENIN US LLC

By:/s/ Aziz Hirji

Name:Aziz Hirji

Title:CFO

Tax Id. No.:

GUARANTORS:

RENIN UK CORP.

By:/s/ Aziz Hirji

Name:Aziz Hirji

Title:CFO

Tax Id. No.:

RENIN HOLDINGS LLC

By:/s/ Kevin Campbell

Name:Kevin Campbell

Title:CEO

Tax Id. No.:

LENDER:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA

By:/s/ Carmela Massari

Name:Carmela Massari

Title:Senior Vice President

Authorized Signatory

Schedule 1.1
TO CREDIT AGREEMENT

Definitions

a.	Definitions.

As used in this Agreement, the following terms shall have the following definitions:

“Account” means all present and future rights to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

“Activation Instruction” has the meaning specified therefor in Section 6.12(i).

“Additional Documents” has the meaning specified therefor in Section 6.15.

“Advances” has the meaning specified therefor in Section 2.1(a).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.12: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of the board of directors or equivalent governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Authorized Person” means any one of the individuals identified on Schedule A‑2, as such schedule is updated from time to time by written notice from Borrowers to Lender.

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations).

“Bank Product” means any one or more of the following financial products or accommodations extended to a Borrower,  Loan Party or any of its/their Subsidiaries by a Bank Product Provider: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

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“Bank Product Agreements” means those agreements entered into from time to time by a Borrower, Loan Party or any of its/their Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Lender) to be held by Lender for the benefit of the Bank Product Provider in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by a Borrower, Loan Party or any of its/their Subsidiaries to Lender or another Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising, and (b) all Hedge Obligations and (c) all Swap Obligations.

“Bank Product Provider” means Lender or any of its Affiliates that provide Bank Products to a Borrower,  Loan Party or any of its/their Subsidiaries.

“Bank Product Reserve Amount” means, as of any date of determination, the Canadian Dollar amount of reserves that Lender has determined it is necessary or appropriate to establish (based upon Lender’s reasonable determination of the credit and operating risk exposure to each Loan Party and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code.

“Base LIBOR” means, on any day, with respect to the LIBOR Interest Period for a LIBOR Loan, the interest rate per annum for US Dollar deposits quoted by Lender 2 London business days prior to the requested Funding Date of the LIBOR Loan as the London Inter-Bank Market Offered Rate in effect for the applicable LIBOR Interest Period in amounts approximately equal to the principal amount of the applicable LIBOR Loan. Borrowers understand and agree that Lender may base its quotation of the London Inter-Bank Market Offered Rate upon such offers or other market indicators of the London Inter-Bank Market as Lender, in its sole discretion, deems appropriate, including the rate offered for US Dollar deposits on the London Inter-Bank Market.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which a  Borrower or any other Loan Party or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Board of Directors” means the board of directors (or comparable managers) of a Borrower or any other Loan Party or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

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“Books” means books and records (including a Borrower’s or any other Loan Party’s Records indicating, summarizing, or evidencing such Borrower’s or such other Loan Party’s assets (including the Collateral) or liabilities, such Borrower’s or such other Loan Party’s Records relating to such Borrower’s or such other Loan Party’s business operations or financial condition, or such Borrower’s or such other Loan Party’s Goods or Intangibles related to such information).

“Borrowers” means Renin Canada Corp. and Renin US LLC, solidarily, jointly and severally.

“Borrowing” means a borrowing consisting of Advances or by way of Term Loan (i) requested by Borrowers, (ii) made automatically pursuant to Section 2.13(d) or Section 17.7 without the request of Borrowers, (iii) made by Lender pursuant to Section 2.6(c), or (iii) a Protective Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a)	90% of the amount of insured Eligible Accounts, plus
(b)	85% of the amount of uninsured Eligible Accounts, plus
(c)	the lowest of:
(i)	$5,000,000,
(ii)	65% of the Value of Eligible Inventory (subject to a sub-limit of $750,000 for slow-moving inventory) or
(iii)	85% of the most recently determined Net Orderly Liquidation Value of Eligible Inventory (subject to a sub-limit of $750,000 for slow-moving inventory) minus;
(d)	the aggregate amount of Reserves, if any, established by Lender.

“Borrowing Base Certificate” means a form of borrowing base certificate in form and substance acceptable to Lender.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the Province of Ontario.

“Canadian AML Laws” means the Criminal Code, R.S.C. 1985, c. C-46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.

“Canadian Dollars” and the sign “CDN$” mean lawful money of Canada.

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 “Canadian Dollar Amount” means, at any time:

(a)	as to any amount denominated in Canadian Dollars, the amount thereof at such time, and
(e)

as to any amount denominated in any other currency, the equivalent amount in Canadian Dollars as determined by Lender at such time on the basis of the Spot Rate for the purchase of Canadian Dollars with such currency.

“Canadian Pension Plans” shall mean any pension plan that is registered pursuant to the ITA which any Borrower or Loan Party sponsors, maintains or to which it makes, is making or is obligated to make contributions at any time.

“Canadian Prime Rate” means, at any time,  the annual interest rate from time to time publicly announced by the Canadian Reference Bank as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada,

“Canadian Prime Rate Loans” means any Loans or portions thereof denominated in Canadian Dollars and on which interest is payable based on the Canadian Prime Rate in accordance with the terms hereof.

“Canadian Reference Bank” means The Toronto-Dominion Bank, or its successors and assigns, or such other bank as Lender may from time to time designate, in its Permitted Discretion.

“Canadian Retirement Plan” means any retirement plan that is a registered retirement savings plan or a deferred profit sharing plan that is registered pursuant to the ITA, but does not include a Canadian Pension Plan.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States, province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of

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acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States, Canada or any state or province thereof or the District of Columbia or any United States or Canadian branch of a foreign bank having combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or Canada or any state or province thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of 6 months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer and other cash management arrangements.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada).

“Change in Law” means the occurrence after the date of the Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that (a) Permitted Holders fail to own and control, directly or indirectly, 75%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) any person and/or its affiliates, other than Permitted Holders, becomes the beneficial owner, directly or indirectly, of 20%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors or  (c)  Parent fails to own and control, directly or indirectly, 100% of the Stock of each other Loan Party.

“Chattel Paper” means one or more than one writing that evidences both a monetary obligation and a security interest in or lease of specific goods.

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“CIPO” means the Canadian Intellectual Property Office.

“Civil Code” means the Civil Code of the Province of Quebec.

“Closing Date” means the date of the making of the initial Advance (or other extension of credit) under this Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.  To the extent that defined terms set forth herein shall have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to such defined term under Article 9 of the Uniform Commercial Code shall control.

“Collateral” means all (and in the Province of Quebec, the universality of all) of each Borrower’s and Loan Party’s present and future tangible and intangible (and in the Province of Quebec, corporeal and incorporeal) personal (and in the Province of Quebec, movable) and real (and in the Province of Quebec, immovable) assets and property of every nature and form whatsoever including Proceeds thereof, wherever situated.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in a Loan Party’s or its Subsidiaries’ Collateral, in each case, in favour of Lender with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, warehouseman, processor, consignee or other Person and in form and substance reasonably satisfactory to Lender.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance Proceeds, cash Proceeds of asset sales, rental Proceeds, and tax refunds).

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on the Information Certificate.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit A delivered by the chief financial officer of each Borrower to Lender.

“Confidential Information” has the meaning specified therefor in Section 17.8(a).

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by a Loan Party or any Subsidiary of a Loan Party, Lender, and the applicable securities intermediary (with respect to a securities account) or bank (with

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respect to a Deposit Account and Controlled Account) or issuer (with respect to uncertificated securities).

“Controlled Account” has the meaning specified therefor in Section 6.12(i).

“Controlled Account Bank” has the meaning specified therefor in Section 6.12(i).

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by a Loan Party and Lender, in form and substance acceptable to Lender.

“Copyrights” means any and all rights in any works of authorship, including (a) copyrights and moral rights, (b) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 5.26(b) to the Information Certificate, (c) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (d) the right to sue for past, present, and future infringements thereof, and (e) all of each Borrower’s and each other Loan Party’s rights corresponding thereto throughout the world.

“Credit Facility” means the Revolving Credit Facility and the Term Loan.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Daily Three Month LIBOR” means, for any day, the interest rate per annum for US Dollar deposits determined by Lender for the purpose of calculating the effective Interest Rate for loans that reference Daily Three Month LIBOR as the London Inter-Bank Market Offered Rate in effect from time to time for the 3 month delivery of funds in amounts approximately equal to the principal amount of such loans. Borrowers understand and agree that Lender may base its determination of the London Inter-Bank Market Offered Rate upon such offers or other market indicators of the London Inter-Bank Market as Lender in its sole discretion deems appropriate, including but not limited to the rate offered for US Dollar deposits on the London Inter-Bank Market. When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Business Day that Lender determines that Daily Three Month LIBOR has changed.

“Daily Three Month LIBOR Loans” means any Loans or portions thereof denominated in US Dollars and on which interest is payable based on Daily Three Month LIBOR in accordance with the terms hereof.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defined Benefit Plan”  means a pension plan for the purposes of any applicable pension benefits standards statute or regulation in Canada, which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Deposit Account” means any bank or deposit account.

-  8  -

“Designated Account” means the operating Deposit Account of Borrowers identified on Schedule D-1.

“Dilution” means, as of any date of determination, a percentage that is the result of dividing the Canadian Dollar Amount of (a) bad debt write-downs, discounts, advertising allowances, credits, deductions, or other dilutive items as determined by Lender with respect to Borrowers’ Accounts, by (b) Borrowers’ billings with respect to Accounts.

“Dilution Reserve” means, as of any date of determination, the difference between (i) the dollar amount of Eligible Accounts calculated at the stated advance rate against Eligible Accounts set forth in the definition of Borrowing Base and (ii) the dollar amount of Eligible Accounts calculated by reducing the stated advance rate against Eligible Accounts set forth in the definition of Borrowing Base by 1 percentage point for each percentage point by which Dilution is in excess of: (A) 2.5%, in the case of insured Eligible Accounts and (B) 5.0%, in the case of uninsured Eligible Accounts.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“EBITDA” means, with respect to any fiscal period, the consolidated net income (or loss) of Borrowers and their Subsidiaries, minus extraordinary gains, interest income, non-operating income and income tax benefits and decreases in any change in LIFO reserves, plus non-cash extraordinary losses, Interest Expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for such period, in each case, determined on a consolidated basis in accordance with GAAP.

“Eligible Accounts” means those Accounts created by each Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of Goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided,  however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, credits and unapplied cash. Eligible Accounts shall not include the following:

(a)	Accounts that the account debtor has failed to pay within 90 days of original invoice date or 60 days from original due date;
(f)	[Intentionally Deleted]
(g)

Accounts owed by an account debtor (or its Affiliates) where 25% or more of all Accounts owed by that account debtor (or its Affiliates) are deemed ineligible under clause (a) above or clauses (i) or (r) below; provided that for sixty (60) days following the date hereof, the percentage above shall be 50% for Accounts owed by Distillery SE Development Corp. and 10801528 Ontario Inc., a.k.a. Darcon;

(h)	Accounts with respect to which the account debtor is an Affiliate, agent or equity owner of such Borrower or an employee or agent of such Borrower or any Affiliate of such Borrower;

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(i)

Accounts arising in a transaction wherein Goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the account debtor may be conditional or contingent;

(j)	Accounts that are not payable in Canadian or US Dollars;
(k)

Accounts with respect to which the account debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any state thereof or Canada or any province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender; or (y) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Lender;

(l)

Accounts with respect to which the account debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which such Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC §3727); (ii) any state of the United States; or (iii) the federal government of Canada, any provincial government thereof or any department, agency, or instrumentality thereof (exclusive, however, of Accounts with respect to which such Borrower has complied, to the reasonable satisfaction of Lender, with the Financial Administration Act (Canada) or the comparable applicable provincial or other statute);

(m)

Accounts with respect to which the account debtor is a creditor of such Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute;

(n)

that portion of Accounts which reflect a reasonable reserve for warranty claims or returns or amounts which are owed to account debtors, including those for rebates, allowances, co-op advertising, new store allowances or other deductions;

(o)

Accounts owing by a single account debtor or group of Affiliated account debtors whose total obligations owing to Borrower exceed fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by each of Home Depot and Lowes, and which, respectively, exceed forty percent (40%) and thirty percent (30%) of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts), such percentages being subject to reduction if the creditworthiness of such account debtor deteriorates;

(p)	Accounts with respect to which the account debtor is subject to an Insolvency

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Proceeding, is not Solvent, has gone out of business, or as to which such Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such account debtor;

(q)	Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the account debtor’s financial condition;
(r)	Accounts representing credit card sales or “C.O.D.” sales;
(s)

Accounts that are not subject to a valid and perfected first priority Lien in favour of Lender or that are subject to any other Lien, unless such other Lien is a Permitted Lien and the holder of such Permitted Lien has entered into an intercreditor agreement with Lender reasonably acceptable to Lender;

(t)

Accounts that consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto) that do not constitute Eligible Progress Billings or retainage invoices;

(u)	Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity;
(v)	that portion of Accounts which represent finance charges, service charges, sales taxes or excise taxes;
(w)	that portion of Accounts which has been restructured, extended, amended or otherwise modified;
(x)

bill and hold invoices, except those with respect to which Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the Goods related thereto and pay such invoice, so long as such Accounts satisfy all other criteria for Eligible Accounts hereunder;

(y)	Accounts which have not been invoiced;
(z)

Accounts constituting (i) Proceeds of copyrightable material unless such copyrightable material shall have been registered with CIPO or the United States copyright Office, as applicable, or (ii) Proceeds of patentable inventions unless such patentable inventions have been registered with CIPO or the United States Patent and Trademark Office, as applicable; and

(aa)	Accounts or that portion of Accounts otherwise deemed ineligible by Lender in its Permitted Discretion.

Any Accounts which are not Eligible Accounts shall nonetheless constitute Collateral.

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“Eligible Equipment” means Equipment of each Borrower designated by Lender as eligible from time to time in its Permitted Discretion, but excluding Equipment having any of the following characteristics:

(a)

Equipment at premises other than those owned or leased and controlled by any Borrower, unless Lender shall have entered into a Collateral Access Agreement with the owner or operator of such premises and shall have received such other documents, instruments and agreements as Lender may request;

(bb)	Equipment that is subject to any Lien other than in favour of Lender;
(cc)	Equipment located outside the United States of America or Canada;
(dd)	Equipment that is not subject to the first priority, valid and perfected security interest of Lender;
(ee)

damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrowers' business as presently conducted or Equipment which is obsolete or not currently saleable or has been removed from service;

(ff)	Equipment that is not covered by “all risk” hazard insurance for an amount equal to its replacement cost;
(gg)

Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to Lender or any potential purchaser of such Equipment;

(hh)	Equipment that is identified as ineligible in any Equipment appraisal received from time to time by Lender in connection with the Credit Facility;
(ii)	Equipment consisting of computer hardware, software, tooling, or molds; or
(jj)	Equipment otherwise deemed unacceptable by Lender in its Permitted Discretion.

Any Equipment which is not Eligible Equipment shall nonetheless constitute Collateral.

“Eligible Inventory” means Inventory consisting of raw materials and first quality finished goods held for sale in the ordinary course of each Borrower’s business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion. An item of Inventory shall not be included in Eligible Inventory if:

(a)	such Borrower does not have good, valid, and marketable title thereto;
(kk)

it consists of work-in-process Inventory, raw materials, components which are not part of finished goods, supplies used or consumed in such Borrower’s business, or Goods that constitute spare parts, maintenance parts, packaging and shipping materials, or sample inventory or customer supplied parts or Inventory;

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(ll)	it consists of Inventory that is perishable or live or where less than 8 weeks remain until the Inventory’s stated expiration or “sell-by” or “use by” date;
(mm)	such Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of such Borrower);
(nn)	it is not located at one of the locations in Canada set forth on Schedule 5.29 to the Information Certificate;
(oo)	it is stored at locations holding less than $100,000 of the aggregate value of such Borrower’s Inventory;
(pp)

it is in-transit to or from a location of such Borrower (other than in transit from one location set forth on Schedule 5.29 to the Information Certificate to another location set forth on Schedule 5.29 to the Information Certificate);

(qq)

it is located on real property leased by such Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from Goods of others, if any, stored on the premises;

(rr)	it is the subject of a bill of lading or other document of title;
(ss)

it is on consignment from any consignor, or on consignment to any consignee or subject to any bailment unless the consignee or bailee has (i) executed an agreement with Lender, (ii) provided evidence acceptable to Lender that the applicable Borrower has properly perfected a first priority security interest in such consigned Inventory and has properly notified in writing the other creditors of consignee who hold an interest in such Inventory of Borrower’s security interest in such Inventory, and (iii) the applicable Borrower has taken such other actions with respect to such consigned Inventory as Lender may reasonably request;

(tt)	it is not subject to a valid and perfected first priority Lender’s Lien;
(uu)	it consists of goods returned or rejected by such Borrower’s customers;
(vv)	it consists of Goods that are damaged, defective, “seconds”, obsolete, contaminated or discontinued;
(ww)	it consists of Goods that are slow moving inventory in excess of $750,000;
(xx)	Inventory that such Borrower has rejected or returned, has attempted to reject or return, is in the process of rejecting or returning or intends to reject or return to the vendor of such Inventory;
(yy)	it consists of Goods that are restricted or controlled, or regulated items;
(zz)	it consists of Goods that are bill and hold Goods;

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(aaa)

it is subject to third party trademark, licensing or other proprietary rights, unless Lender is satisfied that such Inventory can be freely sold by Lender on and after the occurrence of an Event of a Default despite such third party rights;

(bbb)	it consists of customer-specific Inventory not supported by purchase orders; or
(ccc)	Inventory otherwise deemed ineligible by Lender in its Permitted Discretion.

Any Inventory which is not Eligible Inventory shall nonetheless constitute Collateral.

“Eligible Progress Billings” means, as of any date of determination, up to a maximum of $750,000 of Accounts that consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto).

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favour of any Governmental Authority for Environmental Liabilities.

“Equipment” means now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and assets now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Equity Sponsors”  means BBX Capital Corporation and Renin Tier I LLC.

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“Equivalent Amount” means in one currency on any day shall mean the amount of that currency into which a specified amount of another currency can be converted at the Spot Rate (or if such rate is not available, such other rate as the Lender may determine).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 and 430 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of any Loan Party or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 9.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables and other obligations each Borrower and its Subsidiaries aged in excess of 60 days beyond their terms as of the end of the immediately preceding month, and all book overdrafts and fees of each Borrower and its Subsidiaries, in each case as determined by Lender in its Permitted Discretion.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if and to the extent that the guaranty by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guaranty of such Guarantor becomes effective with respect to such related Swap Obligation.

“Existing Credit Facility(ies)” means the credit facilities provided to the Loan Parties by Bluegreen Specialty Finance, LLC.

“Existing Lender(s)” means Bluegreen Specialty Finance, LLC.

“Fixed Charge Coverage Ratio” means, with respect to a Borrower and its Subsidiaries for any period, the ratio of (i) EBITDA for such period, plus all management, consulting, monitoring, and advisory fees paid to Equity Sponsors or their Affiliates during such period to the extent deducted in the calculation of net income of such Borrower and its Subsidiaries minus (a) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, (b) cash taxes paid during such period, to the extent greater than zero, and (c) all Restricted Junior Payments consisting of Pass-Through Tax Liabilities to (ii) Fixed Charges for such period.

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“Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash in respect of Indebtedness paid during such period, including cash payments with respect to Capital Leases, but excluding principal payments made with respect to the Revolving Credit Facility, (c) all management, consulting, monitoring, and advisory fees paid to Equity Sponsors or their Affiliates during such period, and (d) all Restricted Junior Payments and other distributions paid in cash during such period.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Goods” means all tangible personal property.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, provincial, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantee and Security Agreements” means those certain (a) “Guarantee and Security Agreements” as of even date with this Agreement, executed and delivered by each Loan Party in favour of Lender in form and substance reasonably satisfactory to Lender and any other guarantee and security agreement or security agreement delivered at any time by a Loan Party in favour of Lender, each individually, a “Guarantee and Security Agreement”.

“Guarantee(s)” means those Guarantee and Security Agreements, dated as of even date with this Agreement, executed and delivered by each Guarantor in favour of Lender in form and substance reasonably satisfactory to Lender and any other guarantee agreement delivered at any time by a Guarantor in favour of Lender and all of such guarantees are, collectively, the “Guarantees”.

“Guarantors”  means (a) Parent, Borrowers and Renin UK, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to this Agreement, and “Guarantor” means any one of them.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that

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contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Obligations” means any and all obligations or liabilities, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising, of any Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with Lender or another Bank Product Provider.

“Indebtedness” as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.

For purposes of this definition, (i) the amount of any Indebtedness represented by a guarantee or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

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“Indemnified Liabilities” has the meaning specified therefor in Section 11.3.

“Indemnified Person” has the meaning specified therefor in Section 11.3.

“Information Certificate” means the Information Certificate completed and executed by the Loan Parties attached hereto as Exhibit E.

“Insolvency Laws” shall mean any of the BIA, the CCAA, the Winding-Up and Restructuring Act (Canada), the Bankruptcy Code and any other applicable similar federal, provincial, or foreign law (including common law or equity) of any jurisdiction (including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it) now or hereafter in effect relating to bankruptcy, insolvency, receivership, liquidation, dissolution, winding-up, restructuring or reorganization of debtors (including any applicable corporations legislation), compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of any debtor or its indebtedness.

“Insolvency Proceeding” means any of the following, undertaken under Insolvency Laws or otherwise: (a) any case, action, application, petition, or other proceeding before any Governmental Authority or otherwise (i) relating to bankruptcy, insolvency, receivership, liquidation, dissolution, winding-up, restructuring or reorganization of debtors (including under any applicable corporations legislation), compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of any debtor or its indebtedness, or the filing of any notice in respect of the foregoing, or (ii) applying for or seeking the entry of an order for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for any debtor or any substantial part of its assets, or (b) any general assignment for the benefit of creditors, scheme of compromise or arrangement, formal or informal moratoria, compositions, extensions, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors including the filing of any notice of intent to file a proposal.

“Intangibles” means intangible property, and includes payment intangibles, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports,

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catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to the Specified Party pursuant to end-user licenses), (B) the license agreements listed on Schedule 5.26(b) to the Information Certificate, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of Lender’s rights under the Loan Documents.

“Intellectual Property Security Agreement(s)” means each Intellectual Property Security Agreement or other similar agreement executed and delivered by a Loan Party and Lender, in form and substance acceptable to Lender.

“Intercompany Subordination Agreement(s)” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by the Borrowers and each of the other Loan Parties, and Lender, the form and substance of which is reasonably satisfactory to Lender.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrowers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, as applicable, the BA Interest Period or the LIBOR Interest Period.

“Interest Rate” means:

(a)	the Canadian Prime Rate with respect to Canadian Prime Rate Loans, which interest rate shall change whenever the Canadian Prime Rate changes; and
(b)	Daily Three Month LIBOR with respect to Daily Three Month LIBOR Loans.

“Interest Rate Margin” means:

(a)	0.50% per annum with respect to Canadian Prime Rate Loans;
(b)	2.75% per annum with respect to Daily Three Month LIBOR Loans made under the Revolving Credit Facility;
(c)	1.00% per annum with respect to Canadian Prime Rate Loans made under the Term Loan;
(d)	3.25% per annum with respect to Daily Three Month LIBOR Loans made under the Term Loan; and
(e)	2.50% per annum with respect to Letters of Credit.

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“Inventory” means all now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business not to exceed $50,000 in the aggregate during any fiscal year of Borrowers, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Related Property” means any and all assets related to investments including stock or securities, whether certificated or uncertificated, entitlements to stock or securities, securities accounts, futures contracts, futures accounts, Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“ITA” means the Income Tax Act (Canada).

“Lender” has the meaning specified therefor in the preamble to this Agreement and includes any Person that may hereafter become a “Lender” hereunder, and their successors and assigns.

“Lender Expenses” means all (a) reasonable costs or expenses (including taxes, and insurance premiums) required to be paid by any Loan Party or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Lender, (b) reasonable, documented out-of-pocket fees or charges paid or incurred by Lender in connection with Lender’s transactions with any Loan Party or any of its Subsidiaries under any of the Loan Documents, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including executions, tax lien, judgment lien, litigation, bankruptcy/insolvency, Bank Act, PPSA and RDPRM searches and including searches with CIPO or any department of motor vehicles), filing, registration, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation contained in this Agreement)), real estate surveys, real estate title insurance policies and endorsements, and environmental audits, (c) Lender’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any out of pocket costs and expenses incurred in connection therewith, (d) reasonable, documented out-of-pocket charges paid or incurred by Lender resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable, documented out-of-pocket costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) fees

-  20  -

and expenses to initiate electronic reporting by Borrowers to Lender, (g) reasonable out-of-pocket examination fees and expenses (including reasonable travel, meals, and lodging) of Lender related to any inspections, audits, examinations, or appraisals to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (h) reasonable, documented out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender’s relationship with any Loan Party or any of its Subsidiaries, (i) Lender’s reasonable, documented costs and expenses (including reasonable legal counsel fees) incurred in advising, structuring, drafting, reviewing, administering (including reasonable travel, meals, and lodging), or amending the Loan Documents, (j) Lender’s reasonable, documented costs and expenses (including reasonable legal counsel, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable legal counsel, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (k) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by Lender in connection with the issuance, arranging, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.

“Lender Representatives” has the meaning specified therefor in Section 17.8(a).

“Lender’s Account” means the Deposit Account identified on Schedule A-1.

“Lender’s Liens” mean the Liens granted by Borrowers and the other Loan Parties to Lender for its benefit and for the benefit of any Bank Product Provider under the Loan Documents or otherwise at any time and from time to time.

“Lender-Related Persons” means Lender, together with its Affiliates including in their capacity as a Bank Product Provider, officers, directors, employees, legal counsel, and agents.

“Letter of Credit” means a letter of credit issued by Lender or any letter of credit that Lender has arranged to be issued by another person (including any Affiliates of Lender), in each case on behalf, and at the request, of Borrowers.

“Letter of Credit Agreements” means a Letter of Credit Application, together with any and all related letter of credit agreements pursuant to which Lender agrees to issue, amend, or extend a Letter of Credit (or arrange for same on behalf of Borrowers), or pursuant to which Borrowers agree to reimburse Lender for all Letter of Credit Disbursements, each such application and related agreement to be in the form specified by Lender from time to time.

“Letter of Credit Application” means an application requesting Lender to issue, amend, or extend a Letter of Credit (or arrange for same on behalf of Borrowers), each such application to be in the form specified by Lender from time to time.

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“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Lender, including provisions that specify that the Letter of Credit fee and all usage charges set forth in this Agreement and the Letter of Credit Agreements will continue to accrue while the Letters of Credit are outstanding) to be held by Lender for the benefit of Lender in an amount equal to 110% of the then existing Letter of Credit Usage, (b) delivering to Lender the original of each Letter of Credit, together with documentation executed by all beneficiaries under each Letter of Credit in form and substance acceptable to Lender terminating all of such beneficiaries’ rights under such Letters of Credit, or (c) providing Lender with a standby letter of credit, in form and substance reasonably satisfactory to Lender, from a commercial bank acceptable to Lender (in its sole discretion) in an amount equal to 110% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in this Agreement and the Letter of Credit Agreements will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Lender or an issuer pursuant to a Letter of Credit.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.13(e) of this Agreement.

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.13(e) of this Agreement.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, and (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through an Advance under the Revolving Credit Facility.

“Lien”  means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loans” means Advances and the Term Loan.

“Loan Account” has the meaning specified therefor in Section 2.8.

“Loan Documents” means this Agreement, any Borrowing Base Certificate, the Control Agreements, the Guarantee and Security Agreements, the Intellectual Property Security Agreements, the Subordination/Intercreditor Agreements, the Intercompany Subordination Agreements, the Letters of Credit, any note or notes executed by any Borrower in connection with this Agreement and payable to Lender, any Letter of Credit Applications and other Letter of Credit Agreements entered into by any Borrower in connection with this Agreement, and any other instrument, certificate, document, guarantee, security agreement or other agreement entered

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into or executed and delivered, now or in the future, by any Loan Party or any of its Subsidiaries and Lender in connection with this Agreement, but specifically excluding all Hedge Agreements.

“Loan Parties” means collectively, each Borrower and each Guarantor and each of them is a “Loan Party”.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Loan Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or of Lender’s ability to enforce the Obligations or realize upon the Collateral, (c) a material impairment of the enforceability or priority of Lender’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Loan Party or its Subsidiaries, or (d) any claim against any Loan Party or its Subsidiaries or threat of litigation which if determined adversely to any Loan Party or any of its Subsidiaries, would result in the occurrence of an event described in clauses (a), (b) or (c) above.

“Material Contract” means, with respect to any Person (a) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $50,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary), and (b)  all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” has the meaning specified therefor in Section 2.9.

“Maximum Credit” means $19,500,000 or the Equivalent Amount in CDN Dollars.

“Maximum Revolver Amount” means $18,000,000 or the Equivalent Amount in CDN Dollars, decreased by permanent reductions in such amount made in accordance with Section 2.11.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Negotiable Collateral” means bills, notes, cheques, any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, letters of credit, and any writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession and that in the ordinary course of business is treated as establishing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Net Liquidation Percentage” means the percentage of the Value of a Borrower’s Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory as set forth in the most recent acceptable appraisal received by Lender and upon which Lender may rely, net of all operating expenses and associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected or approved by Lender with

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such most recent acceptable appraisal to be in form, scope, methodology and content acceptable to Lender.

“Net Forced Liquidation Value” means the US Dollar Amount to be realized from any forced liquidation of Borrowers’ Eligible Equipment as set forth in the most recent acceptable appraisal received by Lender and upon which Lender may rely, net of all operating expenses and associated costs and expenses of such liquidation, commissions and taxes, such amount to be as determined from time to time by an appraisal company selected or approved by Lender.

“Net Orderly Liquidation Value” means the US Dollar Amount to be realized from any orderly liquidation of Borrowers’ Inventory or of Borrowers’ Equipment as set forth in the most recent acceptable appraisal received by Lender and upon which Lender may rely, net of all operating expenses and associated costs and expenses of such liquidation, commissions and taxes, such amount to be as determined from time to time by an appraisal company selected or approved by Lender.

“Non-Financed Capital Expenditures” means Capital Expenditures not financed by the seller of the capital asset, by a third party lender or by means of any extension of credit by Lender other than by means of an Advance under the Revolving Credit Facility.

“Obligations” means (a) all loans (including the Term Loan and the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent) including Letter of Credit Indemnified Costs, premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party pursuant to or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower or any other Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, however, that with respect to any Loan Party, the Obligations shall not include any Excluded Swap Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Overadvance Amount” has the meaning specified therefor in Section 2.4(f).

“Parent” means Renin Holdings LLC.

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“Patent and Trademark Security Agreement” means each Patent and Trademark Security Agreement executed and delivered by a Loan Party in favor of Lender, in form and substance acceptable to Lender.

“Patents” means patents and patent applications, including (a) the patents and patent applications listed on Schedule 5.26(b) to the Information Certificate, (b) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (c) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (d) the right to sue for past, present, and future infringements thereof, and (e) all of each Loan Party’s rights corresponding thereto throughout the world.

“Patriot Act” has the meaning specified therefor in Section 5.18 of Exhibit D to this Agreement.

“Pension Plans” means the Canadian Pension Plans and Canadian Retirement Plans.

“Permitted Acquisition” means the formation of a Subsidiary that satisfies each of the following conditions:

(a)	the entity being formed is in Canada or the United States;
(ddd)	Lender is satisfied with standard due diligence regarding the formation in advance;
(eee)

that, notwithstanding Section 7.17 hereof, no transactions or commercial arrangements between any existing Loan Parties and the newly-formed entity shall be permitted without the prior written consent of Lender; and

(fff)	the Permitted Acquisition Deliveries are delivered to Lender in a timely manner, in compliance with any applicable deadlines.

“Permitted Acquisition Deliveries” means:

(a)

At least twenty (20) Banking Days prior to the direct or indirect formation by a Loan Party of a Subsidiary after the date hereof, the Loan Parties shall notify the Lender of such proposed formation (a “Subsidiary Notice”), which notice shall contain sufficient information regarding such formation to permit Lender to conduct customary due diligence;

(ggg)

At least fifteen (15) Banking Days before the date of the formation or acquisition of any Subsidiary referred to in a Subsidiary Notice, the Loan Parties shall provide to the Lender an updated Information Certificate and such other information regarding such Subsidiary and its business, finances and assets as the Lender may request, which information shall be satisfactory to Lender;

(hhh)

At least five (5) Banking Days before the date of the formation or acquisition of any Subsidiary referred to in a Subsidiary Notice, the Loan Parties shall have demonstrated to Lender, on a pro forma basis in writing, certified by an

-  25  -

Authorized Person, that: (I) the Loan Parties will be in compliance with the terms and conditions in this Agreement, including any financial covenants, assuming such Subsidiary has been formed and (III) that no Default or Event of Default shall be caused by the formation of such Subsidiary;

(iii)

Within two (2) Business Days of the formation of such Subsidiary, such Loan Party shall, or shall cause each entity which is to become a Subsidiary and is referred to in a Subsidiary Notice to deliver to the Lender the following:

(i)	a Guarantee and Security Agreement executed by such Subsidiary;
(ii)	a secretary’s certificate of such Subsidiary, re: constating documents, by-laws, incumbency and authorizing resolutions;
(iii)

a joinder executed by such Subsidiary and pursuant to which such Subsidiary agrees to be bound by the terms of this Agreement, the Intercompany Subordination Agreement and any other Loan Document requested by Lender, acting reasonably;

(iv)	such other agreements, documents and instruments requested by Lender, acting reasonably;
(v)

legal opinions of such Subsidiary’s counsel with respect to, inter alia, such Subsidiary, the enforceability and perfection of the afore-mentioned Guarantee and Security Agreement, Intercompany Subordination Agreement, this Agreement, such joinder and as to such other matters as the Lender may reasonably request, and otherwise in form and substance satisfactory to the Lender; and

(vi)

a certificate of a senior officer of the Parent certifying that no Default has occurred and is continuing or would occur or arise immediately after or as a result of such Subsidiary becoming a Guarantor hereunder and that the information delivered to the Lender in the updated, executed Information Certificate remains true and correct in all respects.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

(a)	sales, abandonment, or other dispositions of Eligible Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business;
(jjj)	sales of Inventory to buyers in the ordinary course of business;
(kkk)	the granting of Permitted Liens;
(lll)	the making of a Restricted Junior Payment that is expressly permitted to be made pursuant to this Agreement;

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(mmm)	the making of a Permitted Investment; and
(nnn)	any disposition not referred to in (a) through (e) above, in the aggregate amount per annum not to exceed $25,000.

“Permitted Holder” means each of BBX Capital Corporation and BFC Financial Corporation.

“Permitted Indebtedness” means:

(a)	Indebtedness evidenced by this Agreement or the other Loan Documents;
(ooo)	Indebtedness set forth on Schedule 5.19 to the Information Certificate and any Refinancing Indebtedness in respect of such Indebtedness;
(ppp)	Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;
(qqq)	endorsement of instruments or other payment items for deposit;
(rrr)

the incurrence by any Loan Party or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s and its Subsidiaries’ operations and not for speculative purposes;

(sss)	Indebtedness incurred in respect of Bank Products other than pursuant to Hedge Agreements;
(ttt)	Indebtedness constituting Permitted Investments; and
(uuu)	any unsecured Indebtedness not referred to in (a) through (g) above, not exceeding $100,000 in the aggregate at any time outstanding.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party other than Parent, (b) a Subsidiary of a Loan Party which is not a Loan Party to another Subsidiary of a Loan Party which is not a Loan Party, (c) a Subsidiary of a Loan Party which is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement.

“Permitted Investments” means:

(a)	Investments in cash and Cash Equivalents;
(vvv)	Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(www)	advances made in connection with purchases of Goods or services in the ordinary course of business;
(xxx)	Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1;

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(yyy)	Permitted Intercompany Advances; and
(zzz)	Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (g) of the definition of Permitted Indebtedness.

 “Permitted Liens” means:

(a)	Liens granted to, or for the benefit of, Lender to secure the Obligations;
(aaaa)

Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Lender’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests;

(bbbb)	judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 9.3;
(cccc)

Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

(dddd)	the interests of lessors under operating leases and non-exclusive licensors under license agreements;
(eeee)

purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; and

(ffff)

Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by a Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of any Borrower or any other Loan Party or any of their respective Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than taxes that may rank senior or pari passu with any Lien that secures the Obligations) or rental payment, provided that (a) a reserve with respect to such obligation is established on books and records of such Borrower, such other Loan Party or such Subsidiary in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower, Loan Party or Subsidiary, as applicable, in good faith,

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and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Lender’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $750,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Pledged Companies” means each Person listed on Schedule 5.1(b) to the Information Certificate as a “Pledged Loan Party”, together with each other Person, all or a portion of whose Stock is acquired or otherwise owned by a Loan Party after the Closing Date.

“Pledged Interests” means all of each Loan Party’s right, title and interest in and to all of the Stock now owned or hereafter acquired by such Loan Party, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit F.

“Pledged Operating Agreements” means all of each Loan Party’s rights, powers, and remedies under the limited liability Loan Party operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of each Loan Party’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“PPSA” shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.  References to sections of the PPSA shall be construed to also refer to any successor sections.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to

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the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Priority Payables” shall mean, at any time, the full amount, without duplication, of the obligations, indebtedness and liabilities at such time which have a trust or statutory lien imposed to provide for payment or Liens ranking or capable of ranking senior to or pari passu with Lender’s Liens securing the Obligations on any of the Collateral under federal, provincial, municipal, or local law including claims for unremitted and accelerated rents, taxes, the claims of a clerk, servant, travelling salesperson, labourer or worker who is owed wages, salaries, commissions, disbursements, or compensation by any Loan Party (but only to the extent that the claims of such parties may rank or be capable of ranking senior to or pari passu with Lender’s Liens securing the Obligations on any of the Collateral pursuant to Section 81.3 or 81.4 of the BIA), vacation pay, workers’ compensation obligations, government royalties or pension fund obligations (including amounts ranking or capable of ranking senior to or pari passu with Lender’s Liens securing the Obligations on any of the Collateral pursuant to Section 81.5 or Section 81.6 of the BIA), together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Lender considers may be or may become subject to a right of a supplier to recover possession thereof under any federal, provincial, municipal, or local law, where such supplier’s right may have priority over Lender’s Liens securing the Obligations including Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the BIA. In calculating any such obligations, indebtedness and liabilities, any credits or amounts receivable by Borrowers from any governmental or quasi-governmental authorities shall be valued as nil.

“Proceeds” means all of the proceeds and products, whether tangible or intangible, of any of the Collateral, including proceeds of insurance covering or relating to any of the Collateral or all of the foregoing, and any and all money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the Collateral, the proceeds of any award in condemnation with respect to any of the Collateral, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the Collateral, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the Collateral. Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to such Loan Party or Lender from time to time with respect to any of the Investment Related Property.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

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“Projections” means each Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, (c) Availability projections, and (d) cash flow statements, all prepared on a basis consistent with such Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Protective Advance” has the meaning specified therefor in Section 2.3(c).

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified ECP Guarantor” means, with respect to any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at the time such Swap Obligation is incurred (including as a result of the agreement in Section 17.16 of the Loan Agreement or any other guaranty or other support agreement in respect of the obligations of such Loan Party by another Person that constitutes an “eligible contract participant”).

“RDPRM” means the Register of Personal and Moveable Real Rights of the Province of Quebec.

“Real Property” means (a) any immoveable property in the Province of Quebec or any interests or rights therein, and (b) any estates or interests in real property outside the Province of Quebec, in each case now owned or hereafter acquired by a Loan Party and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R‑1 and any Real Property hereafter acquired by any Loan Party.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)

such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(gggg)

such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of Lender,

(hhhh)	if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the

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refinancing, renewal, or extension must include subordination terms and conditions that are at least as favourable to the Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(iiii)

the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Remedial Action” means all actions taken to: (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Reserves” means, as of any date of determination, the sum of (a) an amount or percent of a specified item or category of items that Lender establishes from time to time in its Permitted Discretion to reduce Availability under the Borrowing Base or the Maximum Revolver Amount to reflect (i) such matters, events, conditions, contingencies or risks which affect or which may reasonably be expected to affect the assets, business or prospects of a Borrower, any other Loan Party or the Collateral or its value or the enforceability, perfection or priority of Lender’s Liens in the Collateral, or (ii) Lender’s judgment that any collateral report or financial information relating to a Borrower or any other Loan Party delivered to Lender is incomplete, inaccurate or misleading in any material respect, plus (b) the Dilution Reserve, plus (c) Priority Payables, plus (d) the Bank Product Reserve Amount.

“Restricted Junior Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution on account of Stock issued by any Loan Party (including any payment in connection with any merger or consolidation involving any Loan Party or to the direct or indirect holders of Stock issued by any Loan Party in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by any Loan Party), or (b) any purchase, redemption, or other acquisition or retirement for value (including in connection with any merger or consolidation involving any Loan Party) of any Stock issued by any Loan Party.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“Revolving Credit Facility” means the $18,000,000 revolving line of credit facility described in Section 2.1 pursuant to which Lender provides Advances to Borrowers and issues (or arranges for the issuance of) Letters of Credit for the account of Borrowers.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its

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government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC or is on a list established under Canadian AML Laws with which a Person cannot deal or otherwise engage in business with.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC or on a list established under Canadian AML Laws with which a Person cannot deal or otherwise engage in business with.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Spot Rate” means, with respect to a currency, the rate quoted by the Canadian Reference Bank as the spot rate for the purchase by the Canadian Reference Bank of such currency with another currency at approximately 10:00 a.m. (Eastern time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

“Standard Letter of Credit Practice” means, for Lender or issuer of a Letter of Credit, any domestic or foreign law or letter of credit practices applicable in the city in which Lender or such issuer issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP 600, as chosen in the applicable Letter of Credit.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other equity or ownership interest.

“Subordination/Intercreditor Agreement(s)” means each subordination, priority, intercreditor or similar agreement executed and delivered by a Borrower, each of its Subsidiaries each of the other Loan Parties, Lender and any existing lenders to Borrower, each of the other Loan Parties, the form and substance of which is reasonably satisfactory to Lender.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having

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ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude any tax imposed on the net income or net profits of Lender (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which Lender is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which Lender’s principal office is located in each case as a result of a present or former connection between Lender and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document).

“Term Loan” has the meaning specified therefor in Section 2.2.

“Term Loan Amount” means $1,500,000.

“Termination Date” has the meaning specified therefor in Section 2.9.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (a) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5.26(b) to the Information Certificate, (b) all renewals thereof, (c) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (d) the right to sue for past, present and future infringements and dilutions thereof, (e) the goodwill of each Loan Party’s business symbolized by the foregoing or connected therewith, and (f) all of each Loan Party’s rights corresponding thereto throughout the world.

“UCP 600” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“United States” means the United States of America.

“Unused Amount” has the meaning specified therefor in Schedule 2.12.

“URL” means “uniform resource locator,” an internet web address.

“US Base Rate” means at any time the rate of interest most recently announced by Wells Fargo at its principal office as its US prime rate, with the understanding that the US prime rate is one of

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Wells Fargo’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference to it, and is evidenced by its recording in such internal publication or publications as Wells Fargo may designate.  Each change in the rate of interest shall become effective on the date each US prime rate change is announced by Wells Fargo.

“US Dollars” and the sign “$” mean lawful money of the United States.

 “Value” means, as determined by Lender in good faith, with respect to Inventory, the lower of: (a) cost computed on a first-in first-out basis in accordance with GAAP, or (b) market value, provided that for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Lender, if any.

“Voidable Transfer” has the meaning specified therefor in Section 17.7.

“Wells Fargo” means Wells Fargo Bank, National Association.

b.	Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if any Borrower notifies Lender that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the International Accounting Standards Board of the Canadian Institute of Chartered Accountants (or successor thereto or any agency with similar functions) or by adoption of International Financial Reporting Standards or Accounting Standards for Private Enterprises (an “Accounting Change”) occurring after the Closing Date, or in the application thereof (or if Lender notifies any Borrower that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Lender and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of Lender and each Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. Whenever used herein, the term “financial statements” shall include the footnotes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers and their respective Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

c.	Construction.

Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise

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indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, real or personal, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Obligations (including the payment of any Lender Expenses that have accrued irrespective of whether demand has been made therefor and the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements) other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. References herein to any statute or any provision thereof include such statute or provision (and all rules, regulations and interpretations thereunder) as amended, revised, re-enacted, and/or consolidated from time to time and any successor statute thereto.

d.	Schedules and Exhibits.

All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.